UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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SPIRIT AEROSYSTEMS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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SPIRIT AEROSYSTEMS®

WHERE FLIGHT BEGINS™

WEDNESDAY, APRIL 25

2018

Dear Fellow Stockholders:

On behalf of the Board of Directors, I am delighted to invite you to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Spirit AeroSystems Holdings, Inc. (the “Company” or “Spirit”). Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

Financial and Operational Performance

2017 was another strong year for Spirit. Our strategic focus remains to be a leader in designing, developing, and manufacturing complex structures for the aerospace industry. We are a leader in this field for commercial aircraft and are rapidly expanding into military markets. As part of this focus, we identified three major growth priorities: growth with our largest customers – Airbus and Boeing, the fabrication of detailed parts, and growth of our defense business.

From a financial perspective, we exceeded target performance with respect to all Company performance metrics used in our short-term incentive program and with respect to long-term incentive awards vesting in 2017: revenue, annual earnings before interest and taxes, annual free cash flow, and total stockholder return over a three-year period.

From an operational perspective, we delivered solid results. Perhaps our most significant achievement was the completion of negotiations and execution of definitive agreements with our largest customer, Boeing, resolving numerous open commercial issues through 2022. The agreements solidified our relationship with Boeing, reduced uncertainty, and gave us new opportunities to expand our work with Boeing on current and future platforms.

From a business development perspective, we were pleased to announce a major win with Airbus to supply the spoiler for the Airbus A320 family programs, which leverages our state of the art capability in resin transfer molding technology. To support future growth of Airbus programs at Spirit, we made capital investments in our Prestwick location and infrastructure for our Malaysia and North Carolina sites.

Additionally, we celebrated significant milestones on both commercial and defense development programs, executed rate increases on Airbus and Boeing programs, announced our strategic growth areas of fabrication and defense, and expanded our research and development efforts. We continued to focus on perfecting the quality of our products, improving our supply chain costs, preparing for upcoming rate increases, and expanding our research and development capabilities, all while holding firm on our delivery and other customer commitments.

Increasing Stockholder Value and Engagement

In 2017, we continued to focus on giving value back to our stockholders. We paid our first quarterly cash dividend on January 9, 2017, and, over the course of the full year, deployed $47 million of capital to stockholders in the form of quarterly cash dividends. In addition, we deployed an additional $502 million of capital to stockholders in the form of share repurchases. As of February 26, 2018, the Company has continued authorization to conduct an additional $1 billion in stock repurchases.

In 2017, we conducted a robust stockholder engagement program, culminating with our Investor Day on September 27, 2017. In addition, in order to further engage with, and be responsive to, our stockholders, we held over 620 in-person or telephonic meetings with investors in 2017. We traveled throughout the U.S., and to France, England, and Canada for the meetings.

Compensation and Governance Changes

In 2017, we made significant changes to our executive compensation program in an attempt to better align our executives’ interests with stockholders’ interests and update our programs to reflect stockholder and market expectations. Major changes included increasing the Company performance element of our short-term incentive program, increasing the performance-based portion of our long-term incentives, and adding a component to our long-term incentives based on a new metric — free cash flow as a percentage of revenue over a three-year period.

In addition, in February 2018, we welcomed Laura Wright to our Board, who brings us added diversity of perspective and a wealth of knowledge and experience from her previous role as Chief Financial Officer of Southwest Airlines.

We are proud of our 2017 performance and look forward to another successful year in 2018. We thank you for your continued support of Spirit and look forward to seeing you at the Annual Meeting.

Sincerely,

Thomas C. Gentile, III

President and Chief Executive Officer

Spirit AeroSystems Holdings, Inc.

March [•], 2018

Notice of 2018 Annual Meeting of Stockholders

3801 S. Oliver St.
Wichita, KS 67210-2112

March [•], 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 25, 2018

The Proxy Statement and Annual Report to Stockholders are available at http://www.proxyvote.com

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Spirit AeroSystems Holdings, Inc. (“Spirit” or the “Company”) will be held:

WEDNESDAY, APRIL 25, 2018

11:30 a.m. Eastern Time

Fairmont Hotel, Dumbarton Room

2401 M Street NW

Washington, DC 20037

Items of business include:

1.

Election of nine nominees as directors;

2.

Advisory vote to approve the compensation of the Company’s named executive officers;

3.

Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018;

4.

Consideration of the Board of Directors’ proposal to lower the threshold of stockholders required to call a special meeting to 25%;

5.

The stockholder proposal regarding shareowner meeting improvement described in this Proxy Statement, if properly presented at the meeting; and

6.

The transaction of any other business that properly comes before the meeting.

Stockholders of record of our Class A Common Stock (the “Common Stock”) as of February 26, 2018, are entitled to receive notice of, and may vote at, the Annual Meeting. For the first time, we are furnishing proxy materials to our stockholders primarily over the Internet rather than mailing paper copies. On or about March [•], 2018, we mailed to each of our stockholders the Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access and review the proxy materials, including this Proxy Statement and our Annual Report, on the Internet, and instructions on how to vote. Stockholders may vote in person at the Annual Meeting or by Internet pursuant to the instructions set forth in the Proxy Statement. In addition, if you received a paper copy of the proxy materials, you may vote by completing and returning a proxy card or voting information form, as applicable, pursuant to the instructions set forth in the Proxy Statement.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.

By order of the Board of Directors.

Sincerely,

Stacy Cozad

Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Table of Contents

PROXY STATEMENT SUMMARY	6
Matters to Be Voted Upon at the Annual Meeting	6
Casting Your Vote	6
Business Overview	7
2017 Business Highlights	8
Operating Priorities	8
Values	9
Commitments	9
About Spirit’s Director Nominees and Governance Practices	10
About Spirit’s Executive Compensation Program and Practices	11
PROPOSAL 1 ELECTION OF DIRECTORS	12
Overview	12
Director Nominees	12
Voting Standard	16
BOARD AND GOVERNANCE MATTERS	17
The Board’s Role	17
Board Leadership	17
Board Logistics	17
Board and Committee Evaluations	18
Director Independence	19
Committees	20
The Board of Directors’ Role in Risk Oversight	21
Communications with the Board	22
Stockholder Engagement	22
Code of Ethics and Business Conduct	22
Compensation of Non-Employee Directors	23
2017 Director Compensation	24
Related Person Transactions	25
STOCK OWNERSHIP	26
Beneficial Ownership of Directors and Executive Officers	26
Beneficial Ownership of Major Stockholders	27
Section 16(a) Beneficial Ownership Reporting Compliance	27
PROPOSAL 2 ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	28
COMPENSATION DISCUSSION & ANALYSIS	29
Our 2017 Named Executive Officers	29
Compensation Overview	30
Aligning Pay with Performance	31
Our Pay Metrics	32
The Company’s Performance	33
CEO Target Pay Compared to Peers	33
Significant Program-Wide Compensation Decisions in 2017	34
2017 Compensation Program Elements	35
2017 NEO Performance and Compensation Decisions	38
Preview of 2018 Compensation Decisions	40
The Compensation Decision-Making Process	42
Benchmarking	43
Independent Compensation Consultant	44
Consideration of Advisory Stockholder Vote on Executive Compensation	44
Compensation Risk Assessment	44
Other Compensation Elements and Information	45
Summary Compensation Table	47
Grants of Plan-Based Awards in 2017	50
Outstanding Equity Awards at Fiscal Year End	51
Option Exercises and Stock Vested for Fiscal Year 2017	53
Nonqualified Deferred Compensation	54
Potential Payments Upon Termination or Change-in-Control	55
2017 CEO Pay Ratio	60
Compensation Committee Report	60
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	61
Overview	61
Voting Standard	61
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm	62
Audit and Other Fees	62
Report of the Audit Committee	62
PROPOSAL 4 BOARD’S PROPOSAL TO LOWER THE SPECIAL MEETING OWNERSHIP THRESHOLD TO 25%	63
Overview	63
Elements of Proposal 4	63
The Board’s Reasoning	63
Proposal 4 versus Proposal 5	64
Voting Standard	64
PROPOSAL 5 STOCKHOLDER PROPOSAL: SPECIAL SHAREOWNER MEETING IMPROVEMENT	65
The Board of Directors’ Statement in Opposition	65
Voting Standard	65
GENERAL INFORMATION REGARDING THE ANNUAL MEETING	66
Questions and Answers About the Annual Meeting and Voting	66
Stockholder Proposals and Director Nominations for the 2019 Annual Meeting	70
Annual Report	70
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	71
APPENDIX A	73
NON-GAAP FINANCIAL MEASURES	73

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PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in the accompanying Proxy Statement. This summary does not contain all the information you should consider before voting your shares. For more complete information regarding the proposals to be voted upon at the Annual Meeting and our 2017 performance, please review the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

We use the terms “Spirit,” the “Company,” “we,” “us,” and “our” in this Proxy Statement to refer to Spirit AeroSystems Holdings, Inc. and its consolidated subsidiaries.

Matters to Be Voted Upon at the Annual Meeting

Election of directors advisory vote to approve executive compensation ratify the selection of earnst&young llp consider board’s proposal to lower special meeting ownership threshold to 25% Stockholder proposal: special shareowner meeting improvement Board Recommends Each FOR Nominee Board Recommends FOR Board Recommends FORBoardRecommendsFOR BoardRecommendsAGAINST

Casting Your Vote

Stockholders of record of our Common Stock as of February 26, 2018, may vote their shares using any of the following methods:

BY INTERNET VIA COMPUTER Visit www.proxyvote.com	BY INTERNET VIA TABLET OR SMARTPHONE	BY MAIL If you received a hard copy of the materials, complete and return the enclosed proxy card or voting instruction form	IN PERSON Vote in person at the Annual Meeting; see “General Information - How to Attend the Annual Meeting”

SPIRIT AEROSYSTEMS - 2018 Proxy Statement    6

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QUICK SPIRIT FACTS
HEADQUARTERS	Wichita, Kansas
PRODUCTS	Fuselages, wing structures, and propulsion systems for commercial and defense aircraft
WORLWIDE EMPLOYEES	15,550
LOCATIONS	Kansas, Oklahoma, North Carolina, Scotland, France, Malaysia
MAJOR CUSTOMERS	Airbus, Boeing, Bombardier, Lockheed Martin (Sikorsky), Northrop Grumman, Rolls-Royce

$6.98$574$537$3.01$5.35billionREVENUEmillion CASH FROMOPERATIONSmillionADJUSTED FREECASH FLOW*EPSADJUSTED EPS*

* Represents a non-GAAP measure. Please see Appendix A for an explanation and reconciliation.

Business Overview

Spirit is a leading tier-one global aerostructures provider. We manufacture large aerostructures, including fuselages, wing structures, engine nacelles, pylons, fan cowls, thrust reversers, and systems integration for the world’s premier aircraft. Spirit’s capabilities include metal manufacturing and assembly, precision assembly, and composites manufacturing.

Our engineering capabilities, combined with our capacity for high-volume production, have positioned Spirit as a leading aerostructures supplier to both Airbus and Boeing. For Boeing, we manufacture the 737 fuselage, the front section of the 787 fuselage, and otherwise manufacture parts for every Boeing commercial aircraft currently in production. Further, for Airbus, we supply fuselage and wing aerostructures content on the A350 XWB and wing aerostructures content on the A320, A330, and A380. Spirit also supplies aerostructures for various regional and business jet programs, including pylons on the Bombardier C-Series and in-development Mitsubishi Regional Jet, as well as nacelles for Rolls-Royce engines used on Gulfstream aircraft.

In addition to producing aerostructures for commercial aircraft, Spirit designs, engineers, and manufactures structural components for military programs. We have been awarded a significant amount of work for Boeing’s P-8, C-40, and KC-46 tanker, all of which are commercial aircraft modified for military use. We are also involved in the development and production of various parts for the Sikorsky CH-53K heavy-lift helicopter and Bell V-280 tilt rotor aircraft. In addition, Spirit is proud to be a member of the B-21 Raider industry team. Spirit has invested heavily in research and development labs that enable us to deliver innovation and value on defense programs.

SPIRIT AEROSYSTEMS - 2018 Proxy Statement    7

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2017 Business Highlights

The following table summarizes some of our business highlights from 2017:

Boeing
•

Executed definitive agreements with Boeing on September 22, 2017, resolving numerous commercial issues into 2022

•

Removed multi-year overhang with our largest customer allowing us to focus on executing production rate increases and growing our business

•

Delivered first 737 MAX

•

Delivered test hardware programs for 777X

Airbus
•

Awarded single-aisle spoiler work on Airbus A320 family programs

•

Surpassed 200 A350 Section 15 fuselage and fixed leading edge wing deliveries

•

Invested in Kinston and Malaysia locations to increase capacity to support additional work statement

•

Spirit Saint Nazaire first to attain AS9100 certification

Fabrication
•

Announced 5-axis machining center of excellence in Wichita, KS

•

Established 3- and 4-axis machining center of excellence in McAlester, OK

•

Expanded chemical processing center in Wichita, KS

•

Implemented plans for 3D/additive center of excellence

•

Collaborated with Norsk Titanium regarding metal additive technology

Defense
•

Built on strong foundation of current programs

•

Pursued opportunities for growth

•

Formally celebrated role as team member on the Northrop Grumman B-21 Raider

•

Celebrated the first flight of Bell V-280 Valor

•

Started production on Systems Demonstration Test Articles 5 and 6 for the CH-53K heavy-lift helicopter

Supply Chain
•

Followed a disciplined program to ensure that we are getting world-class prices for tens of thousands of parts we purchase

•

Reset contracts on more than 20,000 parts, for which we will realize the benefits over the next decade

Research and Development
•

Continued enhancing production techniques to support announced rate increases for the Boeing 737 and 787, and Airbus A320 and A350 XWB

•

Continued development and implementation of new manufacturing technologies (joule forming, cryo-machining, semi-automatic drilling, and automated sealing) to improve efficiencies

•

Continued implementing digital technologies (autoclave load optimization, factory simulation, and augmented reality exercises) and robotics to maximize productivity

Capital Deployment	• Paid $47 million in quarterly cash dividends • Repurchased $502 million of shares of Common Stock
Community
•

More than $2 million donated by Spirit and $2.65 million by Spirit employees to non-profit organizations supporting education, arts and culture, civic engagement and health and human services

•

15,600+ hours volunteered by Spirit employees across the globe to local community and charitable organizations

Operating Priorities

Our operating priorities are as follows:

Safety

Our employees are our greatest asset. We are committed to conducting our operations in a manner that prioritizes the safety and continued health of our employees and other workers. We are committed to continual assessment, training, and investments to execute on our safety goals and reduce injuries and incidents.

Quality

Without quality, performance is absent. We spent 2017 focusing on assessing and identifying opportunities for improving our quality and executing such improvements. We are committed to continual improvement of our quality and delivering and exceeding our customers’ quality expectations.

Delivery	Aside from safety and quality, successful, on-time delivery is our goal. The success of our customers depends on our ability to meet their delivery expectations consistently.

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Values

At Spirit, we believe that culture and values play a determining role in the success of corporate strategy. Values are demonstrated in the way we think, act, and ultimately achieve results. We rolled out the following values in 2017:

Transparency I am open, honest, and respectful with my communication. I speak up to share my ideas and build trust by making my intentions clear.
Collaboration I align my actions with others, so we work together to achieve the best outcome in everything we do.
Inspiration I encourage the best from others, and I lead by example to ensure innovation is a component of our success.

Commitments

Our values are demonstrated through the way we conduct our business and our commitments, which include the following:

Charitable Giving We believe the opportunity to do business in a community comes with a responsibility to give back.
Community Involvement Whether it’s serving on the board of a nonprofit or serving meals to the hungry, Spirit leaders and employees give generously of their time and talents.
Global Diversity We are committed to promoting diversity - not only because it is the right thing to do, but because it drives innovation and growth.
Environment, Health, and Safety We conduct our business in a manner that protects the environment and promotes the health, safety, and well-being of our employees and our surrounding communities.
Ethics and Compliance We uphold the highest ethical standards, and we are committed to complying with all laws and regulations applicable to our business.

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About Spirit’s Director Nominees and Governance Practices

Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Charles Chadwell	77	2008	Retired VP/GM of Commercial Engine Operations, GE Aircraft Engines	Yes	Governance (Chair) Compensation
Irene M. Esteves	59	2015	Retired CFO, Time Warner Cable Inc.	Yes	Audit (Chair) Risk
Paul Fulchino	71	2006	Retired President and CEO, Aviall, Inc.	Yes	Compensation (Chair) Governance
Thomas C. Gentile, III	53	2016	President and CEO, Spirit AeroSystems Holdings, Inc.	No
Richard Gephardt	77	2006	President and CEO, Gephardt Group	No
Robert Johnson, Chairman	70	2006	Retired CEO, Dubai Aerospace Enterprise Ltd.	Yes	Compensation Governance
Ronald T. Kadish	69	2006	Senior Executive Advisor, Booz Allen Hamilton	Yes	Risk (Chair) Governance*
John Plueger	63	2014	President and CEO, Air Lease Corporation	Yes	Audit Risk
Laura Wright	58	2018	Retired SVP and CFO, Southwest Airlines	Yes	Risk

* Francis Raborn currently serves as the third member of the Audit Committee. Mr. Raborn has notified the Company that he will not be standing for re-election at the Annual Meeting. Mr. Raborn will remain on our Board and on the Audit Committee until the Annual Meeting. Effective immediately after the Annual Meeting, Mr. Kadish is expected to serve on the Audit Committee and come off of the Governance Committee.

Nominee Qualifications

7 Directors with Commercial Aviation Experience 2 Directors with Military and Defense Experience 9 Directors with Public Company Board Experience 4 Directors with Executive Compensation and Benefits Experience 5 Directors with Operations Management Experience 4 Directors with Risk Management Experience 5 Directors with Public Company CEO/Senior Executive Experience 3 Directors with Audit/Tax/Accounting Experience 2 Directors with Senior U.S. Government Experience 4 Directors with Corporate Finance and M&A Experience

Corporate Governance Highlights

✔ Independent Chairman of the Board	✔ Proxy access right
✔ 7 out of 9 director nominees are independent	✔ Stockholders have the right to call special meetings
✔ Annual election of all directors	✔ Active stockholder engagement
✔ Majority voting standard in uncontested director elections	✔ Ongoing director education program
✔ Regular executive sessions of independent directors	✔ Robust stock ownership requirements for directors and executives
✔ Robust risk oversight process with Board and committee roles	✔ Annual Board and committee evaluations

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About Spirit’s Executive Compensation Program and Practices

Overview of Spirit’s Executive Compensation Program

The objectives of the Company’s executive compensation program are to attract, retain, and motivate highly qualified executive officers, pay for performance, align the interests of executives with the interests of stockholders, and ensure incentives do not encourage inappropriate risk taking. The table below captures the main elements of our executive compensation program and describes how each element works to satisfy our objectives:

	Compensation Element	Description	Purpose
FIXED COMPENSATION	Base Salary	Cash compensation based on day-to-day responsibilities	• Attracts and retains executive officers • Recognizes responsibilities, experience, and performance
VARIABLE, AT-RISK COMPENSATION	Short-Term Annual Cash Incentive

Annual cash incentive paid upon the achievement of Company performance goals relating to revenue, earnings before interest and taxes, free cash flow, and individual objectives, each over a one-year period; no guaranteed payout

• Motivates and rewards executives with respect to short-term performance • Aligns executive interests with stockholder interests
Long-Term Incentives
	• Time-Based Restricted Stock Award (60%)	Time-based award vesting over three years	• Aids in retention • Aligns executive interests with long-term stockholder value creation
	• Performance-Based Restricted Stock Awards (40%)	Awards vest on achievement of two equally represented goals: total stockholder return and free cash flow as a percentage of revenue, each over a three-year period; no guaranteed payout	• Motivates and rewards executives with respect to long-term performance • Aligns executive interests with long-term stockholder value creation • Aids in retention

A substantial portion of our executive officers’ compensation is at-risk and varies based on individual and Company performance. Due to the named executive officers’ strong individual performance along with the Company’s strong financial performance in 2017, our short-term annual cash incentive and the performance-based restricted stock awards paid out above predetermined targets.

Compensation Practices Checklist

Best Practices	What the Company Doesn’t Do
✓ Align pay and performance - substantial portion of pay is delivered through variable, at-risk compensation	× No ongoing new defined benefit Supplemental Executive Retirement Plan accruals
✓ Implemented clawback policy in January 2017	× No share recycling (other than in the context of forfeited shares)
✓ Maintain robust stock ownership requirements	× No tax gross-ups related to a change-in-control
✓ Performance goals are relevant and tied to creation of stockholder value	× No enhanced health and welfare benefit plans for executives
✓ Implemented double-trigger change-in-control provisions in January 2017	× No guaranteed payouts on performance-based compensation (except for upon death, disability, or retirement after the age of 62, beginning for equity awards granted in 2018)
✓ Offer market-competitive benefits	× No dividend payments on restricted stock awards until they vest
✓ Pay long-term incentives entirely in stock	× No accumulation of dividends on unvested performance-based restricted stock awards beginning with the 2017 awards

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PROPOSAL 1

ELECTION OF DIRECTORS

Overview

The Board of Directors is elected each year at the Company’s annual meeting of stockholders. Spirit currently has ten directors. However, Francis Raborn, who currently serves on our Board, the Audit Committee, and Risk Committee, has notified the Company that he will not be standing for re-election at the Annual Meeting. We thank him for his 11 year commitment to our Company and for his distinguished service. Effective upon Mr. Raborn’s retirement at the Annual Meeting, the Company’s Board will consist of nine directors. Each director elected at the Annual Meeting will serve until the 2019 annual meeting of stockholders and until the election and qualification of his or her respective successor, subject to such director’s earlier death or disability.

Based on the recommendations of the Company’s Corporate Governance and Nominating Committee (the “Governance Committee”), the Board has nominated each of the persons listed below for election as directors. Except for Ms. Wright, who was elected to the Board on February 20, 2018, all nominees have served as directors of the Company since the 2017 annual meeting of stockholders.

Each of the nominees has agreed to serve if elected and, as of the date of this Proxy Statement, the Company has no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders’ intention is to vote the proxies for such other person as may be designated by the present Board to fill such vacancy.

The following information with respect to the nine nominees is based on information furnished to the Company by each nominee and highlights the specific experience, qualifications, attributes, and skills of the individual nominees that have led the Board to conclude that each should continue to serve on the Board.

Director Nominees

Charles Chadwell
Age 77 Director Since 2008 Independent Director
Professional Experience:	Former Public Company Directorships Held in the Past 7 Years:
• Vice President and General Manager of Commercial Engine Operations, General Electric Aircraft Engines (“GE Aviation”)(1994-2002) • Vice President, Operations, GE Aviation (1990-1994)	• B/E Aerospace (2007-2012)
Committee Assignments:
• Governance (Chair) • Compensation

Qualifications, Experience, Key Attributes, and Skills: Mr. Chadwell has significant experience in supply chain and manufacturing operations within the commercial and defense aviation industry and has executive leadership experience. Mr. Chadwell also brings to the Board experience as a public company director.

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Irene M. Esteves
Age 59 Director Since 2015 Independent Director
Professional Experience:	Current Public Company Directorships:

•

Chief Financial Officer, Time Warner Cable Inc. (2011-2013)

•

Executive Vice President and Chief Financial Officer, XL Group plc (2010-2011)

•

Senior Vice President and Chief Financial Officer,
Regions Financial Corporation (2008-2010)

•

Senior Vice President and Chief Financial Officer, Wachovia Corp., Capital Management Group (2006-2008)

• RR Donnelley (2017-present), Aramark (2014-present)
Former Public Company Directorships Held in Past 5 Years:
• Level 3 Communications (2014-2017), TW Telecom Inc. (2014)
Committee Assignments:
• Audit (Chair) • Risk

Qualifications, Experience, Key Attributes, and Skills: Ms. Esteves has significant experience in global finance, corporate strategy, human resources, treasury, accounting, tax, risk management, mergers and acquisitions, and investor relations across multiple industries. Ms. Esteves also brings to the Board experience as a public company director. In addition, Ms. Esteves qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission (the “SEC”).

Paul Fulchino
Age 71 Director Since 2006 Independent Director
Professional Experience:	Current Public Company Directorships:

•

Senior Advisor, The Boeing Company (“Boeing”) (2010-2014)

•

Chairman, President and Chief Executive Officer, Aviall, Inc. (2000-2010)
(Aviall became a wholly owned subsidiary of Boeing in September 2006)

•

President and Chief Operating Officer, B/E Aerospace, Inc. (1996-1999)

•

President and Vice Chairman, Mercer Management Consulting (1990-1996)

• Wesco Aircraft Holdings, Inc. (2008-present)

Committee Assignments:
• Compensation (Chair)
• Governance

Qualifications, Experience, Key Attributes, and Skills: Mr. Fulchino provides the Board with executive leadership experience and extensive knowledge and expertise regarding the commercial aviation industry, the Company’s customers and supply base, and compensation and human resource matters. Mr. Fulchino also brings to the Board experience as a public company director.

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Thomas C. Gentile, III
Age 53 Director Since 2016
Professional Experience:	Former Public Company Directorships Held in Past 5 Years:

•

President and Chief Executive Officer, Spirit AeroSystems Holdings, Inc. (2016-present)

•

Executive Vice President and Chief Operating Officer, Spirit AeroSystems Holdings, Inc. (April 2016-August 2016)

•

President and Chief Operating Officer, General Electric Capital Corporation (2014-2016)

•

President and Chief Executive Officer, General Electric Healthcare Systems (2011-2014)

•

President and Chief Executive Officer, General Electric Aviation Services (2008-2011)

• Synchrony Financial Bank (2015)

Qualifications, Experience, Key Attributes, and Skills: Mr. Gentile has demonstrated success in managing large, complex global technology businesses across multiple industries. He brings to the Board a deep understanding of aviation program management, product development, strategy, and business development.

Richard Gephardt
Age 77 Director Since 2006
Professional Experience:	Current Public Company Directorships:

•

President and Chief Executive Officer, Gephardt Consulting Group (2007-present)

•

President and Chief Executive Officer, Gephardt Governmental Affairs (2005-present)

•

Member, U.S. House of Representatives (1977-2005). During this time, he served as the House Minority Leader (1995-2003) and House Majority Leader (1989-1995)

• Centene Corporation (2006-present)
Former Public Company Directorships Held in Past 5 Years:
• Century Link, Inc. (2007-2016), Ford Motor Company (2009-2015), U.S. Steel Corporation (2005-2015)

Qualifications, Experience, Key Attributes, and Skills: Mr. Gephardt brings significant governmental affairs and public relations experience to the Board along with labor management and union expertise. He provides the Board with a diverse perspective on public policy, political affairs, and the regulatory environment. Mr. Gephardt also brings to the Board experience as a public company director.

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Robert Johnson, Chairman
Age 70 Director Since 2006 Independent Director
Professional Experience:	Current Public Company Directorships:
• Chief Executive Officer, Dubai Aerospace Enterprise Ltd. (2006-2008) • Chairman, Honeywell Aerospace (2005-2006) • President and Chief Executive Officer, Honeywell Aerospace (2000-2005)	• Roper Technologies, Inc. (2005-present), Spirit Airlines, Inc. (2010-present)
Former Public Company Directorships Held in Past 7 Years:
• Ariba, Inc. (2003-2012)
Committee Assignments:
• Compensation • Governance

Qualifications, Experience, Key Attributes, and Skills: Mr. Johnson, Chairman of the Board, has industry-specific executive leadership experience, experience in executive compensation and human resource matters, as well as expertise in marketing, sales, supply chain, and production operations. Mr. Johnson also brings to the Board experience as a public company director.

Ronald T. Kadish
Age 69 Director Since 2006 Independent Director
Professional Experience:	Current Public Company Directorships:

•

Senior Executive Advisor, Booz Allen Hamilton (“Booz”) (2015-present)

•

Executive Vice President, Booz (2005-2015)

•

Director, U.S. Missile Defense Agency (2002-2004)

•

Director, Ballistic Missile Defense Organization, Department of Defense (1999-2001)

•

Commander, Electronic Systems Center, Hanscom
Air Force Base (1996-1999)

• Orbital ATK (2015-present)
Former Public Company Directorships Held in Past 5 Years:
• Orbital Sciences Corp. (2005-2015)
Committee Assignments:
• Risk (Chair) • Governance

Qualifications, Experience, Key Attributes, and Skills: Mr. Kadish provides the Board with unique expertise in military, program management, security, international, and governmental matters, including having served three decades in the U.S. Air Force, rising to the rank of Lieutenant General. He delivers critical insight to the Board with respect to enterprise risk management, global security, and our defense customers’ needs and expectations. Mr. Kadish also brings to the Board experience as a public company director.

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John Plueger
Age 63 Director Since 2014 Independent Director
Professional Experience:	Current Public Company Directorships:

•

Chief Executive Officer and President, Air Lease Corporation (“ALC”) (2016-present)

•

President and Chief Operating Officer, ALC (2010-2016)

•

Chief Executive Officer, International Lease Finance Corporation (“ILFC”) (2010)

•

President and Chief Operating Officer, ILFC (2002-2010)

• ALC (2010-present)
Committee Assignments:
• Audit • Risk

Qualifications, Experience, Key Attributes, and Skills: Mr. Plueger provides the Board with significant aviation industry experience, executive leadership expertise, and operational expertise. In addition, Mr. Plueger has significant experience in finance and accounting matters as a certified public accountant, having received his training as an auditor from PricewaterhouseCoopers. Mr. Plueger also brings to the Board experience as a public company director.

Laura Wright
Age 58 Director Since 2018 Independent Director
Professional Experience:	Current Public Company Directorships:

•

Sole Member and Founder, GSB Advisory, LLC (2013-present)

•

Senior Vice President and Chief Financial Officer, Southwest Airlines Co. (“SWA”) (2004-2012)

•

Vice President, Finance, and Treasurer, SWA (2001-2004)

•

Treasurer, SWA (1998-2001)

• TE Connectivity (2014-present), CMS Energy Corp. (and its wholly-owned subsidiary, Consumers Energy Company) (2013-present), Pebblebrook Hotel Trust (2009-present)
Committee Assignments:
• Risk

Qualifications, Experience, Key Attributes, and Skills: Ms. Wright has significant corporate finance and accounting experience as a result of her position as Senior Vice President and Chief Financial Officer of SWA, and various other financial roles during her 25 year career at SWA, including treasurer and director of corporate finance. Ms. Wright also brings to the Board experience as a public company director. Ms. Wright is a certified public accountant.

Voting Standard

The Company’s bylaws provide for simple majority voting in an uncontested election of directors. In order for a director nominee to be elected, the votes that stockholders cast “FOR” the director nominee must exceed the votes that stockholders cast “AGAINST” the director nominee. In the event that an incumbent nominee does not receive the requisite majority of votes cast in this election, the Company will follow the procedure described under “General Information Regarding the Meeting - What Happens if an Incumbent Director Nominee is Not Elected at the Annual Meeting?” on page 70. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the election of directors.

✓

The Board recommends that you vote FOR each of the director nominees.

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BOARD AND GOVERNANCE MATTERS

The Board’s Role

The Company is governed by its Board of Directors. Other than with respect to matters reserved to stockholders, the Board is the ultimate decision-making body of the Company. The Board is responsible for the oversight of the Company’s strategy and performance and the protection of stockholder interests and value. Further, the Board is responsible for selecting and overseeing the Company’s executive officers, who set and execute the Company’s business strategy and handle the day-to-day operations of the Company.

In carrying out its responsibilities, the Board has created and delegated certain responsibilities to four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, and the Risk Committee. Additional information about these committees and their responsibilities is described under “Committees” on page 20.

The Board is committed to maintaining corporate governance practices that maximize stockholder value. To further its commitment, the Board has adopted the Company’s Corporate Governance Guidelines (the “Governance Guidelines”) to ensure that the Board has the necessary authority and practices in place to effectively review and evaluate the Company’s strategy and operations, to make decisions that are independent of the Company’s management, and to monitor adherence to the Company’s standards and policies. The Governance Guidelines are available at http://investor.spiritaero.com/govdocs.

Board Leadership

The Company separates the roles of Chief Executive Officer (“CEO”) and Chairman of the Board in recognition of the differences between the two roles and the value of independent leadership oversight. The Board believes that separation of the roles maximizes the ability of the CEO to focus on Company strategy and operations without distraction while benefiting from the Chairman’s perspective and insight. Because Mr. Johnson, the Chairman of the Board, is not an employee of the Company and qualifies as an independent director, the Board has not deemed it necessary to appoint a lead independent director.

While the CEO is responsible for setting the strategic direction of the Company and managing the day-to-day operations and performance of the Company, the Chairman of the Board performs the following duties:

•

sets the agenda for Board meetings;

•

presides over meetings of the full Board and executive sessions of independent directors;

•

presides over stockholder meetings;

•

serves as a liaison between the CEO and the independent directors;

•

provides feedback to the CEO on behalf of the independent directors regarding business issues and Board management; and

•

regularly speaks with the CEO between Board meetings to discuss Company performance and matters of significance.

Board Logistics

Size

Pursuant to our bylaws, the Board of Directors is required to consist of three or more directors and may be increased or decreased at any time by the Board of Directors. Currently, the Board of Directors consists of ten directors, including Mr. Raborn who is retiring at the Annual Meeting. Once Mr. Raborn retires, the Board will consist of nine directors. Pursuant to its charter, the Governance Committee is responsible for reviewing the size of the Board and recommending to the Board any changes it deems appropriate with respect to Board size.

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Composition and Director Nominations

The Governance Committee is responsible for identifying and evaluating qualified potential candidates to serve on the Board, and recommending to the Board for its selection nominees to stand for election as directors at the Company’s annual meeting of stockholders. In carrying out this responsibility, the Governance Committee considers the qualifications and expertise of director candidates individually and in the broader context of the Board’s overall composition. The Governance Committee continually evaluates the Board’s composition to ensure it is appropriate for the Company’s strategic needs. When a need for a new Board member arises, the Governance Committee conducts targeted recruiting through a retained search firm and receives suggestions from current directors and stockholders.

In evaluating individual candidates, the Governance Committee considers the personal ethics and values, experience, judgment, and diversity of the candidate, among other things. It is the policy of the Board that the Board reflect diversity of viewpoint, professional experience, education, skill, expertise, industry knowledge, and such other factors as the Governance Committee and Board believe would enhance the effectiveness of the Board. Nominees must have high standards of integrity and ethics and convey a commitment to act in the best interest of Spirit and its stockholders.

In addition, the Governance Committee considers the candidates’ employment and other involvements and evaluates whether the candidate has sufficient time available to efficiently and effectively carry out the duties of a director. For example, the Governance Guidelines limit the number of boards that any director may serve on to five (including the Company’s Board) or three boards in the case of a director that is an active chief executive officer at another public company.

It is the Governance Committee’s policy to consider candidates nominated by stockholders in compliance with applicable laws, regulations, and the procedures described in the Company’s bylaws and Proxy Statement. If a stockholder desires to recommend a director candidate for nomination by the Governance Committee, the stockholder should follow the procedures described under “Stockholder Proposals and Director Nominations for the 2019 Annual Meeting” on page 70. Director candidates recommended by stockholders will be considered and evaluated in the same manner as candidates discovered through other sources.

Director Tenure

While the Company has added four new directors to its Board in the past four years, five of the nominees have served on the Board for more than eight years. The Board is committed to routine Board and director refreshment as needed to enhance Board effectiveness. Through its annual evaluation process, the Board has determined that each of these five nominees provide diversity of experience and perspective and plays an integral and necessary role in the boardroom. The Board has evaluated age and term limits along with retirement policies and has determined that such limits and policies may arbitrarily restrict valuable Board members from service and, thus, reduce stockholder value. Instead, the Board has determined to continue evaluating its members on the merits based on the contributions they make in the boardroom and their ability to enhance overall Board effectiveness.

2017 Board Meetings

During 2017, there were four in-person meetings of the Board and five formal telephonic meetings. An executive session of the Company’s non-employee directors was held at each of the in-person meetings. Except for Ms. Wright, who was elected in February 2018, all of the Company’s directors attended 75% or more of the aggregate of all meetings of the Board and of committees on which they served in 2017. Our Governance Guidelines provide that attendance is expected at annual meetings of stockholders and all of our directors who were then-serving attended the 2017 annual meeting of stockholders.

In addition to scheduled Board meetings, the Board receives monthly reports from Mr. Gentile detailing financial results, operational highlights and challenges, and updates on strategic initiatives.

Board and Committee Evaluations

Each year, the Governance Committee oversees an evaluation of the Board and each committee. In 2017, the Chair of the Governance Committee conducted telephonic interviews with each Board member and asked a set of questions that had been pre-approved by the Governance Committee. The questions covered a range of topics including Board structure, leadership effectiveness, governance practices, and relationships with management and stockholders. After the interviews were completed, a written report summarizing the responses and matters discussed in the interviews was prepared and shared with the Governance Committee at its January 2018 meeting. The Governance Committee shared highlights of the written report with the Board during an executive session at the January 2018 meeting, and the Board discussed and determined next steps and opportunities for improvement.

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Director Independence

The Company’s Common Stock is listed on the New York Stock Exchange (the “NYSE”) and the Company uses the NYSE’s listing standards to determine director independence. Under the NYSE’s listing standards and the Governance Guidelines, the Board must consist of a majority of independent directors. For a director to qualify as independent, the Board must determine that the director has no material relationship with the Company (either directly, or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The Board performs an independence assessment of each director annually and as circumstances may otherwise require.

In assessing the existence of a material relationship with the Company, the Board considers all relevant transactions, relationships, and arrangements required by the NYSE’s independence standards. The Board examined each director’s involvement, through directorships, employment, consulting relationships, or otherwise, with entities the Company does business with. In particular, the Board evaluated the following:

Topic	Transaction Evaluated	Outcome
Paul Fulchino

When considering the independence of Mr. Fulchino, the Board considered his role as an operating partner of AEI, a private equity firm that has ownership interests in four of the Company’s suppliers. For three of such suppliers, all work with Spirit was won as a result of the suppliers submitting the most competitive proposal in competitive bidding situations. With respect to the fourth supplier, AEI is a minority owner and the percentage of the supplier’s revenue that is attributable to the Company is insignificant.

In his role at AEI, Mr. Fulchino assists with the acquisition, development, and value creation of portfolio companies. Mr. Fulchino receives a retainer from AEI and does not own any equity in AEI. Mr. Fulchino has no agreements with AEI, is not covered under AEI’s benefit plans or programs, receives a Form 1099 from AEI, and is free to be employed by other companies.

The Board affirmatively determined, based on available facts and circumstances, that Mr. Fulchino was not an employee of AEI (for purposes of the independence determination). Further, with respect to the Company’s transactions with three of the suppliers, each transaction arose as a result of the respective entity submitting the most competitive bid out of all bidding suppliers and, thus, the transactions were not reportable under Item 404 of Regulation S-K. Finally, with respect to fourth supplier, the Board determined that Mr. Fulchino’s relationship was AEI did not give rise to a material interest. For these and other reasons, the Board determined that Mr. Fulchino’s relationship with AEI does not give rise to a material relationship that impacts his independence or creates a related party transaction.

Richard Gephardt

When considering Mr. Gephardt’s independence, the Board considered his role as President and Chief Executive Officer of the Gephardt Consulting Group, a consulting firm that provides services to the Company in connection with labor matters (the “Gephardt Group”). Mr. Gephardt holds a 40% equity interest in the Gephardt Group, and Mr. Gephardt’s son, who is Chief Operating Officer of the Gephardt Group, holds a 10% equity interest. While the Company’s transactions with the Gephardt Group in 2017 were less than $100,000, the Company entered into a contract with the Gephardt Group in January 2018 (after following the process set forth in its Related Person Transaction Policy) that provided for monthly payments of $20,000 to the Gephardt Group.

The Board affirmatively determined that, in light of Mr. Gephardt’s significant ownership and involvement in the Gephardt Group, Mr. Gephardt has a material relationship with the Company and is, therefore, not independent.

Based on this analysis, the Board has determined that all of the director nominees are independent under the NYSE’s criteria, with the exclusion of Messrs. Gentile and Gephardt. All of the committees of the Board are comprised solely of independent directors.

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Committees

The Board has four committees: the Audit Committee, Governance Committee, Compensation Committee, and Risk Committee. The Board has adopted a written charter for each committee, which is available at http://investor.spiritaero.com/govdocs. Information on each committee is set forth in the table below. Francis Raborn is a current director of the Company who has chosen not to stand for election at the Company’s Annual Meeting. His name is referenced below as he served as a member of the Audit Committee and Risk Committee for the full 2017 year and will continue to serve until the Annual Meeting.

Committee	Members	Primary Responsibilities	No. Of Meetings in 2017
Audit Committee*	Irene Esteves (Chair)** John Plueger Francis Raborn**
(1)

Assist the Board in its oversight of: the quality and integrity of the Company’s financial reporting; the Company’s compliance with legal and regulatory requirements; the qualifications, independence, and performance of the independent auditor; and the performance of Spirit’s internal audit function.

(2)

Pre-approve the terms and fees relating to the engagement of the independent auditor.

(3)

Consider the effectiveness of the Company’s internal controls over financial reporting.

(4)

Collaborate with the Risk Committee and oversee financial-related risk exposures and related policies and processes attempting to mitigate such risks.

(5)

Oversee the Company’s Code of Ethics and Business Conduct and the Company’s ethics and compliance program.

			8
Compensation Committee	Paul Fulchino (Chair) Robert Johnson Charles Chadwell	(1) Review and approve the compensation of the Company’s executive officers. (2) Oversee the administration of the Company’s compensation plans, policies, and programs. (3) Prepare the Compensation Committee Report in this Proxy Statement. (4) Collaborate with the Risk Committee and oversee compensation-related risk exposures and related policies and processes attempting to mitigate such risks. (5) Review and make recommendations to the Board with respect to non-employee director compensation.	5
Governance Committee	Charles Chadwell (Chair) Robert Johnson Paul Fulchino Ronald Kadish	(1) Assist the Board in identifying qualified individuals to become Board members. (2) Determine the composition of the Board and its committees. (3) Lead the Board in its annual review of the Board’s and management’s performance. (4) Develop and implement the Governance Guidelines and recommend to the Board any changes thereto. (5) Review and approve, deny, or ratify transactions under the Company’s Related Person Transaction Policy. (6) Collaborate with the Risk Committee and oversee risks related to the Company’s governance structure.	5
Risk Committee*	Ronald Kadish (Chair) John Plueger Irene Esteves Francis Raborn Laura Wright	(1) Provide oversight of management’s guidelines, policies, and processes for assessing, monitoring, and mitigating the Company’s critical enterprise risks, including the major strategic, operational, financial, and compliance risks inherent in the Company’s business and core strategies, and collaborate with other committees regarding the same. (2) Oversee management’s review and assessment of key risks that have the potential to significantly affect the Company’s ability to execute its strategy and determine which risks should be included on the Board’s agenda for discussion.	5
*

Francis Raborn will serve on the Audit Committee and Risk Committee until the Annual Meeting. Effective immediately after the Annual Meeting, the Board expects to appoint Mr. Kadish to fill the vacancy on the Audit Committee and come off of the Governance Committee.

**

The Board has determined that Ms. Esteves and Mr. Raborn are “audit committee financial experts,” as such term is defined in Item 407(d)(5) of Regulation S-K.

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The Board of Directors’ Role in Risk Oversight

Board Board is responsible for overseeing the Company’s risk exposure as part of determining the Company’s business strategy and evaluating its operations. Board administers this responsibility through its review of corporate strategy and operations and by delegating certain oversight responsibilities to the appropriate committees for further consideration and evaluation. Board receives brings from members of management on key strategic and operational risks during the July Board meeting and as the other committees deem necessary in their Board reports. Risk Committee Has primary responsibility for overseeing the Company’s enterprise risk management framework and material risks facing the Company Reviews management’s guidelines, policies, and processes for assessing, monitoring, and mitigating the Company’s critical enterprise risks, including the major strategic, operational,financial, and compliance risks inherent in the Company’s business and core strategies Receives regular reports from senior management detailing areas of risk and management and mitigation strategies with respect to such risks Determines which risks need to be included on the Board’s agenda for discussion Audit Committee Collaborates with Risk Committee Oversees and other risks relating to internal controls, disclosure issues, Ethics Hotline reports, and legal and regulatory issues, including compliance with SEC rules and regulations Annually reviews a comprehensive annual risk assessment report from the Company’s internal auditors Conducts annual assessment in October of most significant risks within Committee’s purview and reports to the Board Compensation Committee Collaborates with Risk Committee Oversees executive compensation risks Strives to create incentives that do not encourage inappropriate risk taking and align executives’ interests with stockholders’ interests Conducts annual assessment in October of most significant risks within Committee’s purview and reports to the Board Governance Committee Collaborates with Risk Committee Oversees governance risks relating to Board and Committee composition, regulatory compliance, and public company governance matters Conducts annual assessment in October of most significant risks within Committee’s purview and reports to the Board

Management’s Role in Risk Management

The Company’s management is responsible for the identification, assessment, mitigation, and management of risks relating to the Company’s strategy and operations. Apart from reporting to the Board, management engages in a robust enterprise risk management process that involves: (i) annual risk assessment surveys and interviews; (ii) reviewing, repositioning, and prioritizing identified risks by a risk council composed of executive leadership; (iii) assigning risks to risk owners based on responsibilities with respect to the Company’s strategic objectives; (iv) developing and reporting mitigation plans by the risk owners and risk management team to the risk council; and (v) oversight by the Company’s internal audit function. On a quarterly basis, the status of the top-10 risks identified in management’s enterprise risk management process, along with their associated mitigation plans, are presented to the Risk Committee.

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Cybersecurity

One of the specific risks that the Board and Risk Committee reviewed in 2017 was cybersecurity. The Risk Committee received several presentations from management on the status of cybersecurity protections, including the implementation status of the National Institute of Standards and Technology’s cybersecurity standards. The Company hired a chief information security officer in early 2018 to assist with management of cybersecurity protections and procedures. The Board appreciates the threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company.

Communications with the Board

Stockholders and other interested persons may communicate with the Board, the Chairman of the Board, individual members of the Board, members of any committee of the Board, or one or more non-employee directors through the following:

BY EMAIL to CorporateSecretary@spiritaero.com	BY MAIL to Corporate Secretary Spirit AeroSystems Holdings, Inc. 3801 S Oliver St Wichita, KS 67210-2112	IN PERSON at the Annual Meeting (we expect all of our directors to attend)

The Corporate Secretary will forward communications received to the appropriate party. Receipt of communications clearly not appropriate for consideration by members of the Board, such as unsolicited advertisements, inquiries concerning the Company’s products and services, and harassing communications, are not forwarded to members of the Board.

Stockholder Engagement

The Company’s management frequently meets with investors to discuss Company performance, strategy, operations, and other matters of importance to our stockholders. Occasionally, the Chairman of the Board has participated in meetings with investors. In 2017, members of the Company’s management held more than 620 in-person or telephonic meetings with investors and traveled through the continental U.S. and to Canada, France, and the U.K. to attend the meetings. On September 27, 2017, we held an investor day in New York, which was made available by webcast to all stockholders, and discussed our business strategy, innovation and technology efforts, and Company values. The Company is committed to maintaining a robust stockholder engagement program and welcomes stockholder feedback and constructive dialogue.

Code of Ethics and Business Conduct

Spirit is committed to the highest ethical standards and to complying with all laws and regulations applicable to our business. To support and articulate our commitment and personal responsibility in this regard, Spirit has adopted the Code of Ethics and Business Conduct (the “Code”). The Code addresses a number of topics, including the Foreign Corrupt Practices Act, conflicts of interest, safeguarding assets, insider trading, and general adherence to laws and regulations. All directors and employees, including executive officers, must comply with the Code. The Code is available on Spirit’s website at http://investor.spiritaero.com/govdocs.

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Compensation of Non-Employee Directors

Overview

Non-employee directors receive annual cash and equity compensation as further described below. Compensation is granted under the Director Stock Program adopted under the 2014 Omnibus Incentive Plan (the “OIP”). The Compensation Committee reviews and approves non-employee director compensation amounts and practices annually. As part of their review, the Compensation Committee evaluates peer company non-employee director compensation data, including data regarding the size of equity awards. In addition, the Compensation Committee confers with its independent compensation consultant on the magnitude and type of non-employee director compensation and reviews market data and benchmarking surveys provided by the consultant. Based upon that information, the Compensation Committee makes a recommendation to the Board. The Board determines the form and amount of compensation after considering the Compensation Committee’s recommendation.

In developing its recommendations, the Compensation Committee is guided by the following goals:

•

Compensation should be market-competitive;

•

Compensation should align directors’ interests with the long-term interests of the Company’s stockholders; and

•

The compensation structure should be simple, transparent, and easy for stockholders to understand.

Compensation Elements

The following table describes the elements of the 2017 non-employee director compensation program:

Element	Amount
Annual Board Cash Retainer	$105,000
Annual Board Equity Retainer	$105,000
Additional Retainer for Chairman of the Board	$100,000
Additional Retainer for Chairman of the Audit Committee	$25,000
Additional Retainer for Chairman of the Compensation Committee	$18,000
Additional Retainer for Chairman of Other Committees	$12,000
Board and Committee Meeting Fees	$1,000 per meeting

Cash Retainers

Each Board member receives an annual cash retainer, which is paid quarterly. Further, the Chairman of the Board and each Committee Chairman receives an additional cash retainer. Each director may elect to have their retainer received in shares of restricted stock, or restricted stock units (“RSUs”), in lieu of cash.

Equity Retainer

Each Board member receives an annual equity retainer, which may be paid in the form of restricted stock or RSUs. Both types of awards vest if the non-employee director remains continuously in service for the entire term to which the grant relates. If the non-employee director incurs a termination for any reason before the end of the term (before the annual meeting of stockholders following the grant), the awards are forfeited without any payment therefor. The Board may, in its discretion, waive this one-year service condition (in whole or in part) if it deems it to be appropriate and in the best interests of the Company to do so. Upon vesting, shares of restricted stock are delivered to the directors; however, vested RSUs are not paid to the director until the date that the director leaves the Board. Restricted stock confers voting and dividend rights; dividends accrue during the restricted period and are paid out upon vesting. RSUs confer dividend equivalent rights; dividend equivalents accrue during the restricted period and thereafter and are paid out upon settlement. If the awards are forfeited, dividends or dividend equivalents, as applicable, are also forfeited.

Board and Committee Meeting Fees

Board and Committee meeting fees are paid for attendance at formal meetings where notice is duly given, a quorum is present, a matter is presented for consideration, the Board or Committee takes action on the matter, and minutes are taken. Meeting fees are paid in cash in arrears at the end of the quarter for which the fees were earned. Directors can choose to receive fees in the form of cash, restricted stock, or RSUs. A director must attend a majority of his or her required Board and committee meetings to receive any meeting fees. The Compensation Committee and Board plan to perform a market analysis of meeting fees (along with other non-employee director compensation features) in April 2018 to ensure we are aligned with market and best practices.

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Other Compensation

Directors are reimbursed for out-of-pocket expenses incurred in connection with their Board services. The Company does not provide perquisite allowances to non-employee directors.

Non-Employee Director Stock Ownership Requirements

Non-employee directors are required to own the greater of (i) $400,000 in shares of Common Stock, or (ii) 12,500 shares of Common Stock. To attain the minimum stockholding requirements, non-employee directors have until the later of: (i) four years after the adoption of the most recent increased minimum stockholding requirement; or (ii) four years of Board service. RSUs held by directors are counted in determining whether the minimum stockholding requirements are satisfied. Information regarding the current stock ownership of the Company’s non-employee directors can be found below under “Stock Ownership - Beneficial Ownership of Executive Officers and Directors.”

As of February 26, 2018, all non-employee directors were in full compliance with the stock ownership requirements.

2017 Director Compensation

The following table sets forth non-employee director compensation for the fiscal year ended December 31, 2017. Ms. Wright is excluded from the table as she was not elected to the Board until February 20, 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Charles Chadwell	126,000	105,015	—	231,015
Irene M. Esteves	0	260,025(3)	—	260,025
Paul Fulchino	0	246,015(4)	—	246,015
Richard Gephardt	113,000	105,015	—	218,015
Robert Johnson	192,500	105,015	—	297,515
Ronald T. Kadish	126,000	105,015	—	231,015
John Plueger	0	233,022(5)	—	233,022
Francis Raborn	128,500	105,015	—	233,515

(1)

Represents the aggregate grant date fair value of the stock awards computed in accordance with authoritative guidance on stock-based compensation accounting issued by the Financial Accounting Standards Board (the “FASB”). On May 8, 2017, each non-employee director received an annual grant of restricted stock or RSUs with an aggregate value of $105,000 based on $53.47 per share, the average of the opening and closing prices of Common Stock on the grant date. As a result of rounding up fractional share amounts, the grants were valued at $105,015. As of February 26, 2018, the balance of each non-employee director’s unvested restricted stock or unvested RSUs was as follows: Mr. Chadwell - 1,964 shares of restricted stock; Ms. Esteves - 4,863 RSUs (includes 2,899 RSUs for deferred retainer, Committee chair, and meeting fees); Mr. Fulchino - 4,601 shares of restricted stock (includes 2,637 shares of restricted stock for deferred retainer, Committee chair, and meeting fees); Mr. Gephardt - 1,964 shares of restricted stock; Mr. Johnson - 1,964 shares of restricted stock; Mr. Kadish - 1,964 shares of restricted stock; Mr. Plueger - 4,358 shares of restricted stock (includes 2,394 shares of restricted stock for deferred retainer and meeting fees); Mr. Raborn - 1,964 shares of restricted stock.

(2)

The amount of perquisites and other personal benefits has been excluded for all non-employee directors as the total value of each director’s perquisites and other personal benefits was less than $10,000.

(3)

Includes $155,010 in deferred retainer, Committee chair, and meeting fees per Ms. Esteves’ election to receive her cash retainers and meeting fees in RSUs.

(4)

Includes $141,000 in deferred retainer, Committee chair, and meeting fees per Mr. Fulchino’s election to receive his cash retainers and meeting fees in restricted stock.

(5)

Includes $128,007 in deferred retainer and meeting fees per Mr. Plueger’s election to receive his cash retainer and meeting fees in restricted stock.

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Related Person Transactions

Related Person Transaction Policy and Process

The Board has adopted a written Related Person Transaction Policy (the “RPT Policy”) that can be found on the Company’s website at http://www.investor.spiritaero.com/govdocs. The purpose of the RPT Policy is to ensure the proper evaluation, approval (or ratification), and reporting of related person transactions. Such transactions are only appropriate if they are fair to, and in the best interests of, the Company.

Under the RPT Policy, a related person transaction is any transaction in which the Company was, is, or will be a participant, where the amount involved exceeds $120,000 and in which a Related Person has, had, or will have a direct or indirect material interest. A Related Person is a director, director nominee, officer, or 5% stockholder, or any of their immediate family members. The existence of a direct or indirect material interest depends upon individual facts and circumstances and is determined by our General Counsel or Governance Committee.

The Governance Committee is responsible for reviewing these transactions and determining whether they are fair to, and in the best interests of, the Company. After review of the relevant facts and circumstances, if the Governance Committee concludes the related person transaction is fair to, and in the best interests of, the Company, it may approve or ratify the transaction.

If the Governance Committee declines to approve or ratify any related person transaction, the Company’s General Counsel will review the transaction, determine whether it should be terminated or amended in a manner that is acceptable to the Governance Committee, and advise the Governance Committee of her recommendation. The Governance Committee will then consider the recommendation at its next meeting. If the General Counsel does not ultimately recommend the transaction to the Governance Committee or if the Governance Committee does not approve the transaction, the proposed transaction will not be pursued; or, if the transaction has already been entered into, the Governance Committee will determine an appropriate course of action with respect to the transaction.

Certain Related Person Transactions

Below are the transactions that occurred between January 1, 2017, and February 26, 2018, and fall within the definition of related person transaction in the RPT Policy or under Item 404 of Regulation S-K. With respect to each transaction, the Governance Committee reviewed the transaction in accordance with the RPT Policy and approved it on the basis that it was fair to, and in the best interests of, the Company.

Related Person	Facts
Anthony Kondrotis, husband of Krisstie Kondrotis (SVP, Defense Programs & Business Development)

Mr. Kondrotis was employed by the Company as Vice President, Unclassified Defense Programs, for a portion of 2017. He left the Company on June 30, 2017. In 2017, Mr. Kondrotis received $1,155,444 in compensation from Spirit, which included salary, severance pay, a short-term incentive attributable to 2016 performance, and the value of vesting long-term incentives that were granted in prior years. Mr. Kondrotis was granted equity awards in January 2017, but all such awards were forfeited upon his departure from the Company.

Richard Gephardt

As described under “Board and Governance Matters - Director Independence” on page 19, above, the Company entered into an agreement with the Gephardt Group for labor consulting services in 2018, which provides for the payment of a total of $240,000 in consulting fees to the Gephardt Group in 2018.

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STOCK OWNERSHIP

Beneficial Ownership of Directors and Executive Officers

The following table sets forth, as of February 26, 2018, the shares of Common Stock beneficially owned by each director and named executive officer, individually, and by all the Company’s directors and executive officers as a group. Individually and together, they own less than 1% of our Common Stock. The table also includes information about RSUs credited to the accounts of certain non-employee directors. For purposes of the table, shares are considered to be beneficially owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to the shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days after February 26, 2018.

Name	Common Stock Beneficially Owned	Shares Vesting in 60 Days of Record Date	Time-Based or Performance- Based Restricted Stock(1)	Total Common Stock Beneficially Owned	RSUs(2)	Total Common Stock Beneficially Owned Including RSUs
DIRECTORS Charles Chadwell	21,864		1,964	23,828	4,884	28,712
Irene M. Esteves					12,228	12,228
Paul Fulchino	54,504		4,601	59,105		59,105
Richard Gephardt	7,287		1,964	9,251	5,790	15,041
Robert Johnson	12,278		1,964	14,242		14,242
Ronald T. Kadish	26,170		1,964	28,134		28,134
John Plueger	2,000		4,358	6,358	13,026	19,384
Francis Raborn	29,644		1,964	31,608		31,608
Laura Wright			243(3)	243		243
EXECUTIVE OFFICERS Thomas C. Gentile, III	27,856	32,666	141,491	202,013		202,013
Sanjay Kapoor	64,411		74,919	139,330		139,330
Samantha Marnick	30,976		39,052	70,028		70,028
Duane F. Hawkins	22,501		40,023	62,524		62,524
Michelle J. Lohmeier	19,998		29,643	49,641		49,641
All directors and executive officers as a group (19 persons)	473,064	32,666	455,836	961,567	35,928	997,495

(1)

With respect to executive officers, includes unvested time-based and performance-based restricted stock awards that are forfeitable until the vesting date or performance certification date, as applicable. Performance-based restricted stock awards are included in the table at target amounts. With respect to directors, includes unvested restricted stock awards that are forfeitable until the vesting date. Such awards are included herein as they confer voting rights and, therefore, are deemed to be beneficially owned under Rule 13d-3(a)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)

RSUs are granted to directors upon their election and vest after one year of service as a director. However, RSUs are not payable until the director’s termination of service. At such time, the RSUs will be paid at the Board’s option in cash or shares of Common Stock based on market value upon termination of service. All RSUS reflected are currently vested except for 4,863 RSUs held by Ms. Esteves.

(3)

Representing a grant of 243 shares of restricted stock to Mr. Wright on February 20, 2018, in connection with her election to the Board.

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Beneficial Ownership of Major Stockholders

The following table sets forth information with respect to beneficial owners of more than 5% of our outstanding securities as of February 26, 2018. The information set forth below is based on ownership statements filed with the SEC pursuant to Section 15(d) or 13(g) of the Exchange Act.

Name	Amount of Shares Beneficially Owned	Percentage of Common Stock	Sole Voting Shares	Shared Voting Shares	Sole Investment Shares	Shared Investment Shares
5% Stockholders
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	10,790,865	9.53%	86,917	22,934	10,690,472	100,393
Blackrock, Inc.(2) 55 E. 52nd St. New York, NY 10005	7,616,743	6.73%	6,840,882		7,616,743
Scopia Capital Management LP(3) Scopia Management, Inc. Matthew Sirovich Jeremy Mindich 152 W. 57th St., 33rd Floor New York, NY 10019	5,885,181	5.20%		5,885,181		5,885,181
(1)

Information is based on an amended Schedule 13G filed with the SEC on February 12, 2018.

(2)

Information is based on a Schedule 13G filed with the SEC on February 1, 2018.

(3)

Information is based on an amended Schedule 13G filed with the SEC on February 14, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers, and persons who own more than 10% of any registered class of a company’s equity securities to file beneficial ownership reports with the SEC. Such reports are filed on Form 3, Form 4, and Form 5 under the Exchange Act, as appropriate. To the Company’s knowledge, based solely on a review of these reports and the reporting persons’ written representations, the Company believes that all filings required to be made by reporting persons holding the Company’s stock were timely filed in accordance with Section 16(a) in 2017, except for two Form 4s for Mr. Johnson (the “Late Forms”). The Late Forms regarded a sale of 500 shares on June 1, 2017, and a sale of 500 shares on September 1, 2017. The Late Forms were not filed on a timely basis because the appropriate staff of the Company did not receive information about the sales until several months after they occurred. The Late Forms were filed on December 5, 2017.

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PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Overview

Stockholders are being asked to approve, on an advisory basis, the compensation of the named executive officers, or NEOs, as set forth under the heading “Compensation Discussion and Analysis.” This vote, which is referred to as the “say-on-pay” vote, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the objectives, policies, and practices described in this Proxy Statement. We conduct a say-on-pay vote annually. The Board believes that executive compensation, as disclosed in this Proxy Statement aligns with the Company’s peer group pay practices and furthers the Company’s compensation objectives.

Accordingly, the Board asks the Company’s stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed by the Company pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table, and other related tables and disclosures.”

The Board will review the voting results of Proposal 2 and take them into consideration when making future decisions regarding executive compensation.

Voting Standard

The affirmative vote of a majority of stockholders present, in person or by proxy, will constitute the stockholders’ non-binding approval with respect to Proposal 2.

With respect to Proposal 2, a stockholder may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” Proposal 2. However, because abstentions and broker non-votes will be counted as present at the Annual Meeting, they will have the effect of votes “AGAINST” Proposal 2.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 2 if you want your broker to vote your shares on the matter.

✓

The Board recommends you vote FOR the approval of the compensation of our named executive officers.

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COMPENSATION DISCUSSION & ANALYSIS

TABLE OF CONTENTS
Our 2017 Named Executive Officers	29
Compensation Overview	30
Aligning Pay with Performance	31
Our Pay Metrics	32
The Company’s Performance	33
CEO Target Pay Compared to Peers	33
Significant Program-Wide Compensation Decisions in 2017	34
2017 Compensation Program Elements	35
2017 NEO Performance and Compensation Decisions	38
Preview of 2018 Compensation Decisions	40
The Compensation Decision-Making Process	42
Benchmarking	43
Independent Compensation Consultant	44
Consideration of Advisory Stockholder Vote on Executive Compensation	44
Compensation Risk Assessment	44
Other Compensation Elements and Information	45
Summary Compensation Table	47
Grants of Plan-Based Awards in 2017	50
Outstanding Equity Awards at Fiscal Year End	51
Option Exercises and Stock Vested for Fiscal Year 2017	53
Nonqualified Deferred Compensation	54
Potential Payments Upon Termination or Change-in-Control	55
2017 CEO Pay Ratio	60
Compensation Committee Report	60

Our 2017 Named Executive Officers

The following Compensation Discussion and Analysis describes the 2017 compensation for our NEOs. Our 2017 NEOs are:

THOMAS C. GENTILE, III President and Chief Executive Officer	SANJAY KAPOOR Executive Vice President and Chief Financial Officer	SAMANTHA MARNICK Executive Vice President and Chief Administration Officer	DUANE F. HAWKINS Senior Vice President/General Manager, Boeing, Defense, Business/Regional Jet Programs, and Global Customer Support	MICHELLE J. LOHMEIER Senior Vice President/General Manager, Airbus Programs

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Compensation Overview

Our executive compensation program is designed to enable us to attract, retain, and incentivize executive officers who are able to deliver short-term performance results and longer-term stockholder value. The following highlights the key items the Compensation Committee considers in the development, review, and approval of the NEOs’ compensation.

Our Compensation Objectives

The Company’s executive compensation program is designed to:

1.

Attract, retain, and motivate highly qualified executive officers. The Company aims to deliver compensation that is market-competitive and designed to retain qualified, experienced, and passionate executives in the competitive aerospace and defense industry.

2.

Reward/pay-for-performance. A substantial portion of total compensation for executive officers should be variable and deliver rewards based on Company and individual performance. Variable compensation motivates executives to perform. Company performance is measured against established metrics. Individual performance is measured against pre-established objectives and contributions to Company successes.

3.

Align interests of executive officers with those of the Company’s stockholders. In order to align interests of executive officers with stockholders, metrics for determining Company performance should be aligned to the Company’s financial results and the creation of stockholder value. The Company’s variable compensation should focus on the achievement of financial targets such as revenue, earnings, free cash flow, and total stockholder return.

4.

Ensure compensation does not encourage inappropriate risk taking. We mitigate risk taking by balancing short- and long-term incentives, placing caps on potential payments, incorporating challenging performance goals, diversifying the metrics we use to measure performance, enforcing our stock ownership requirements, and maintaining our clawback policy.

Setting Target Pay

The Compensation Committee reviews and approves the target pay levels for our NEOs with respect to salary, our annual cash incentive, and our long-term incentives. In setting these levels, the Compensation Committee reviews peer group compensation levels and broad survey samples provided by the Compensation Committee’s independent compensation consultant. In addition, the Compensation Committee reviews the individual responsibilities, goals, and challenges with respect to the position in question, along with the experience, prior performance, and potential of the individual in question. Additional information about the Company’s peer group and compensation setting process can be found under “The Compensation Decision-Making Process,” and “Benchmarking” sections below.

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Aligning Pay with Performance

The Company’s success depends largely on the contributions of its executives and their efforts to deliver strong business results and increase stockholder value. The Company uses a balance of short- and long-term incentives as well as cash and non-cash compensation to reward NEOs for their roles in meeting Company objectives. For either short- or long-term incentives, executive officers have the opportunity to earn in excess of market median levels when performance exceeds expectations. Conversely, if performance falls below expectations, the incentives pay below target levels, if at all.

In 2017, we linked pay with performance through the following variable pay:

•

Annual Cash Incentive: a short-term incentive, which is paid in cash annually based on Company and individual performance. Company performance goals include revenue, earnings before interest and taxes, adjusted for certain items (“Annual EBIT”), and annual free cash flow, adjusted for certain items (“Annual FCF”), each over a one-year period.

•

Time-Based Restricted Stock: a long-term incentive consisting of an award of restricted Common Stock vesting ratably over three years. While vesting is not tied to performance, the increase or decrease in value that the executive receives between the award’s grant date and vesting date is tied to stock performance.

•

Performance-Based Restricted Stock: a long-term incentive consisting of an award of restricted Common Stock that will be earned at the end of a three-year performance period based on the Company’s total stockholder return relative to its peer group (“TSR”) and free cash flow as a percentage of revenue (“FCF Percentage”) over such period.

Additional information on our incentives can be found under “2017 Compensation Program Elements” below.

2017 Target Pay Mix

A substantial portion of our 2017 pay mix for our NEOs was at-risk, variable compensation. As the charts below demonstrate, 85% of our CEO’s direct compensation was variable, while 76% of the Other NEOs’ direct compensation was variable. Generally, the portion of target annual compensation that is variable increases with the NEOs’ position level and impact on the Company’s performance, providing significantly more upside potential and downside risk for more senior positions as these executives have greater influence on the Company’s performance as a whole.

CEO PAY MIX15%Salary39% Time-Based Restricted Stock20% Annual Cash Incentive26% Performance-Based Restricted Stock85% At-Risk/VariableOTHER NEO PAY MIX31% Time-Based Restricted Stock24% Salary24% Annual Cash Incentive21% Performance-Based Restricted Stock24% Annual Cash Incentive76% At-Risk/Variable

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Our Pay Metrics

The table below explains the metrics we use to measure performance with respect to the Company’s compensation.

Program	Metric	Percentage of Component / Opportunity	How Performance is Calculated*	Reason for Using Metric
Annual Cash Incentive (Company Performance Component)	Revenue	20%	Top-line revenue in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), measured over a one-year period	Aligns with the Company’s strategy to grow the top line through winning new business with existing and new customers, and the Company provides earnings guidance on this metric
	Annual EBIT*	30%	Annual EBIT consists of earnings before interest and taxes, adjusted for non-core earnings impact, measured over a one-year period	Annual EBIT is a common short-term measure of earnings, demonstrating growth in revenue and ability to control costs
	Annual FCF*	50%	Annual FCF is calculated by subtracting capital expenditures from GAAP cash flow from operations, measured over a one-year period and adjusted for certain items	Annual FCF aligns with the Company’s goal to produce positive cash flow after investing in capital to maintain and grow our base, and the Company also provides earnings guidance on this metric
Long-Term Incentive Program (Total Award Opportunity)	Stock Price	60%

This portion of the long-term incentive is calculated using a dollar amount, which results in a number of shares based on the price of Common Stock on the third trading day following the earnings call immediately after the grant is approved. Accordingly, the value received upon vesting is directly related to the change in the stock price between the grant date and the vesting date

				This metric ties performance of executives’ restricted stock awards directly to stock price performance, thus aligning the interests of executives and stockholders
	TSR	20%

Performance is measured based on the ranking of the Company’s TSR, expressed as a percentile, relative to the TSR of the Company’s peer group over a three-year performance period as compared to threshold, target, and maximum performance goals

				This metric ties executive interests to stockholder interests, aligns with proxy advisory policies and market trends
	FCF Percentage*	20%	Performance is measured based on the Company’s free cash flow as a percentage of revenue over a three-year performance period as compared to threshold, target, and maximum performance goals	FCF Percentage is used to measure the Company’s conversion of sales to cash

* Please see Appendix A for an explanation and reconciliation of these non-GAAP metrics.

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The Company’s Performance

The Company’s one-and three-year total shareholder return compared to its peer group, the Russell 3000 index, and S&P 500 index is set forth below.

1 AND 3 YEAR TSR VERSUS MARKET BENCHMARKS120%104%0% 20% 40% 60% 80% 100%50% 30% 21% 22% 104% 47% 37% 38%2017 2015-17SPRPeersRussell 3000S&500

Notes: TSR was calculated using adjusted close prices. Peer TSR is market-cap weighted at the beginning of each annual period. For additional information on the companies within our peer group, see “2017 Proxy Peer Group” on page 43. Source: S&P’s Capital IQ

CEO Target Pay Compared to Peers

The target pay for our CEO as compared to the target pay of other CEOs in our peer group is set forth below:

TARGET CEO PAY VS. PEERS160 2 4 6 8 10 12 14Peer pay rangeTarget CEO pay ($mms)Spirit 2017 target CEO pay $7.9mm

Notes: Represents 2016 target CEO pay for peer companies and 2017 target CEO pay for the Company; excludes one peer company that does not have a target annual incentive plan.

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Significant Program-Wide Compensation Decisions in 2017

The Company made several significant decisions with respect to its compensation program in 2017 to align with changes in the Company’s strategy, market trends and stockholder expectations, among other things. A brief overview of the changes is set forth below.

What	Why

Changed Annual Cash Incentive components for all NEOs other than the CEO (the “Other NEOs”):

In 2016, the Other NEOs’ Annual Cash Incentive was scored as follows: 20% individual performance; 40% program/functional performance, and 40% Company performance. In January 2017, the Compensation Committee changed the Annual Cash Incentive scoring for Other NEOs to the following: 25% individual performance and 75% Company performance.

To further incentivize NEOs to improve Company performance by tying more of their pay metrics to the Company’s strategic execution requirements

Recalibrated weighting of metrics for Company performance with respect to the Annual Cash Incentive:

In 2016, the weighting of the metrics was as follows: 10% revenue, 40% Annual EBIT, and 50% Annual FCF. In January 2017, the Compensation Committee changed the weighting to the following: 20% revenue, 30% Annual EBIT, and 50% Annual FCF.

The Company’s growth strategy shifted, in part, to be more focused on growing top-line revenue; accordingly, we changed Company performance metrics to align with the new strategy

Increased percentage of long-term incentive consisting of Performance-Based Restricted Stock:

In 2016, the long-term incentives consisted of 75% Time-Based Restricted Stock and 25% Performance-Based Restricted Stock. In 2017, the Compensation Committee changed the long-term incentives to consist of 60% Time-Based Restricted Stock and 40% Performance-Based Restricted Stock.

To increase the percentage of long-term incentives based on Company performance metrics in light of market trends and stockholder expectations

Added second metric to Performance-Based Restricted Stock:

In 2016, the Performance-Based Restricted Stock was based on one metric - TSR. In 2017, the Compensation Committee added FCF Percentage as a second metric equally weighted with relative TSR.

To better align long-term incentives with the Company’s strategic execution requirements, market trends, and stockholder expectations

Implemented double-trigger change-in-control provisions:

Prior to 2017, the Annual Cash Incentive and long-term incentives became fully vested upon a change-in-control. In January 2017, the Compensation Committee implemented a double-trigger provision for both the Annual Cash Incentive and long-term incentives such that the incentives will vest only if (i) there is a change of control, and (ii) the employee is terminated without cause or departs for good reason in anticipation of the change-in-control or during the period beginning 30 days before the change-in-control and ending two years after the change-in-control.

To better align with market trends and stockholder expectations

Changed dividend policies:

The Company paid its first quarterly cash dividend in January 2017 and, as a result, in January 2017, the Compensation Committee adopted policies providing the following with respect to awards granted in 2017 and thereafter: (i) with respect to Time-Based Restricted Stock awards, dividends accrue during the restricted period and are paid out upon vesting, and (ii) with respect to Performance-Based Restricted Stock awards, dividends do not accrue prior to vesting.

To ensure that no financial benefits are received until vesting, which is more aligned with market trends and stockholder expectations

Adopted clawback policy:

In January 2017, the Compensation Committee adopted a clawback policy. The policy is designed to ensure that compensation paid to covered employees is appropriately adjusted in the event of a material financial restatement due to material non-compliance with financial reporting requirements (a “Triggering Event”). Upon a Triggering Event, if the Compensation Committee determines that certain compensation paid to a Covered Executive during the three-year period preceding the Triggering Event would have been lower taking into account the Triggering Event, the Committee will, with some exceptions, seek to recover the difference between the awarded and actual compensation. Covered Executives include all Section 16 officers of the Company.

To discourage excessive risk taking

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2017 Compensation Program Elements

There are three major components to the Company’s compensation program for NEOs:

Base Salary

Base salary is a fixed cash amount designed to attract, retain, and motivate executive officers. In determining base salary, the Compensation Committee considers market data for comparable roles, experience and expertise, prior positions held, performance, and responsibility level. Generally, we set base salary at a competitive level commensurate with the market median. The Company reviews each NEO’s base salary annually in February and makes appropriate adjustments to account for performance, additional responsibilities, and market movement.

Annual Cash Incentive

The Annual Cash Incentive award is an annual cash award granted under the Company’s Short-Term Incentive Plan (the “STIP”) under the OIP. Each individual receives a total target Annual Cash Incentive award that is equal to a percentage of his or her total base salary. This target amount is equal to 140% of our Chief Executive Officer’s base salary, and 100% of the Other NEOs’ base salaries. We set target pay at set forth under “Setting Target Pay” on pg 30. The Company generally targets annual incentive awards at a level that, when combined with base salaries, results in total annual compensation that is at or around the market median when target performance is met, above the market median when the Company performs well, and below the market median when the Company misses its goals, subject to individual circumstances and exceptions.

Payout of the Annual Cash Incentive depends on the attainment of individual and Company performance goals. Depending on the level of performance achieved, payout can be between 0-200% of target. The objectives of the Annual Cash Incentive are to support our pay-for-performance philosophy, align the awards with stockholder interests, and motivate executives to achieve the Company’s near-term focus on safety, quality, and delivery that drives the Company’s long-term performance.

The performance weighting for the NEOs’ Annual Cash Incentives is as follows:

•

CEO: 20% individual performance; 80% Company performance

•

Other NEOs: 25% individual performance; 75% Company performance

With respect to the measurement of the performance components, the Compensation Committee used a scoring scale of 0.0 to 2.0, with 0.0 for unacceptable performance and 2.0 for exceptional performance.

Individual Performance

The Individual Performance component of each NEO’s 2017 Annual Cash Incentive is evaluated based on the achievement of individual performance goals. To determine the score for the CEO, the Compensation Committee reviews his annual performance and personal contributions to the Company’s financial and operational results. With respect to the Other NEOs, the Compensation Committee first considers the report and recommendation of the CEO with respect to each person’s performance and score and, subsequently, the Compensation Committee conducts a subjective review of each NEO’s contributions to the Company during the fiscal year. The individual performance component is intended to further align executive compensation with performance in the Company’s focus areas in any given year by establishing relevant individual performance metrics that relate to each NEO’s assignments. With respect to 2017 performance, the NEOs received the following individual performance scores: Gentile: 1.640, Kapoor: 1.640, Marnick: 1.636, Hawkins: 1.621, and Lohmeier: 1.621.

For additional payout information, please see “2017 Annual Cash Incentive Payouts;” for descriptions of the NEOs’ 2017 individual performance contributions, please see “NEO Performance and Compensation Decisions.”

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Company Performance

The Company Performance component of each NEO’s 2017 Annual Cash Incentive is scored based on the performance of the Company with respect to three quantitative metrics, each over a one-year period:

•

Revenue - representing 20% of total Company performance

•

Annual EBIT - representing 30% of total Company performance

•

Annual FCF - representing 50% of total Company performance

We make certain adjustments to Annual EBIT and Annual FCF when calculating results to exclude certain non-operating or non-recurring items, all of which are described in Appendix A.

In 2017, the Company exceeded its target performance goal with respect to all three metrics, as displayed in the table below. As a result, the Compensation Committee determined a 1.60 score had been achieved with respect to Company performance, representing a weighted score of 1.28 for the CEO (representing 80% of his total Annual Cash Incentive score) and 1.20 for each of the Other NEOs (representing 75% of their total Annual Cash Incentive scores). The following table summarizes the Company’s actual performance relative to the Company’s threshold, target, and maximum performance goals for 2017:

Measure	2017 Annual Cash Incentive Company Metrics Performance
	Weighting	Threshold	Target	Maximum	Actual Result	Assessment
Revenue	20%	$6.80 billion	$6.90 billion	$7.00 billion	$6.98 billion	Exceeded Target
Annual EBIT	30%	$850 million	$875 million	$925 million	$916 million	Exceeded Target
Annual FCF	50%	$425 million	$500 million	$600 million	$537 million	Exceeded Target

2017 Annual Cash Incentive Payouts

The formula for determining the 2017 Annual Cash Incentive payout and the resulting payout is reflected in the table below:

NEO	Base Salary ($)	×	Target (Percentage of Base Salary) %	=	Target Award ($)	×	Company Performance (80% weighting for CEO; 75% weighting for Other NEOs)(2)	+	Individual Performance (20% weighting for CEO; 25% weighting for Other NEOs)(3)	=	2017 Total Payout ($)
Mr. Gentile	1,145,479(1)		140		1,603,671		1.28		0.328		2,578,703
Mr. Kapoor	650,000		100		650,000		1.20		0.410		1,046,500
Ms. Marnick	490,000		100		490,000		1.20		0.409		788,410
Mr. Hawkins	518,192(1)		100		518,192		1.20		0.405(4)		831,827
Ms. Lohmeier	475,000		100		475,000		1.20		0.405(4)		762,494

(1)

Messrs. Gentile’s and Hawkins’ Annual Cash Incentive payout was calculated using a weighted average base salary that takes into account, on a weighted basis, their 2017 salary change.

(2)

Reflects a Company score of 1.60 multiplied by the weighting percentage.

(3)

Reflects the following individual performance scores multiplied by the weighting percentage: Gentile - 1.640; Kapoor - 1.640; Marnick - 1.636;

Hawkins - 1.621; Lohmeier - 1.621.

(4)

Mr. Hawkins’ and Ms. Lohmeier’s individual performance scores were 0.40525 (and the resulting total payout is based on such number). However, we have elected to round their scores for purposes of uniformity with the other NEO scores.

Based on Company and individual performance results, the Compensation Committee believes the 2017 NEO Annual Cash Incentives were appropriate and achieved the objectives of the executive compensation program. While the Annual Cash Incentives were earned based on performance in 2017, they were paid out in February 2018. The Annual Cash Incentives are reported as 2017 compensation in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

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Long-Term Incentives

Long-term incentives are an important component of compensation, as they provide long-term, equity-based variable incentive compensation in keeping with the Company’s pay-for-performance philosophy for the entire executive group. Long-term incentives are delivered under the Company’s Long-Term Incentive Plan (the “LTIP”) under the OIP. For 2017, each NEO received a total long-term incentive target award amount that is equal to the percentage of his or her total base salary as provided in the table below:

NEO	Salary	x	Target (% of Base Salary)	=	Target Award ($)
Mr. Gentile	1,150,000		450		5,175,000
Mr. Kapoor	650,000		280		1,820,000
Ms. Marnick	490,000		190		931,000
Mr. Hawkins	520,000		220		1,144,000
Ms. Lohmeier	475,000		170		807,500

The total target award amount consists of three components:

•

Time-Based Restricted Stock, representing 60% of the total target award amount;

•

Performance-Based Restricted Stock tied to TSR over a three-year performance period, representing 20% of the total target award amount; and

•

Performance-Based Restricted Stock tied to FCF Percentage over a three-year performance period, representing 20% of the total target award amount.

Time-Based Restricted Stock

In 2017, 60% of the target award amount was delivered in the form of a Time-Based Restricted Stock award vesting in three equal installments on each of the first, second, and third anniversaries of the grant date, subject to the recipient being employed by the Company upon the vesting date. The Compensation Committee grants Time-Based Restricted Stock awards to assist in retaining our NEOs and also to increase their stock ownership, which further aligns our NEOs’ interests with those of stockholders. Awards are granted in February of each year. The number of shares granted is determined based on the average of the opening and closing Common Stock prices on the third trading day after the Company’s earnings release immediately following the date the award is approved by the Compensation Committee.

Dividends on Time-Based Restricted Stock awards accrue from the grant date and are paid out upon vesting. If the underlying award is forfeited, the accrued dividends are forfeited too.

Performance-Based Restricted Stock Tied to Total Shareholder Return

In 2017, 20% of the target award amount was delivered in the form of a Performance-Based Restricted Stock award tied to TSR. Payout of the award is based on the ranking of the Company’s TSR, expressed as a percentile, relative to the TSR of a group of the Company’s peers over a three-year tracking period as compared to threshold, target, and maximum performance goals. Participants are initially granted a number of unvested shares equal to the number of vested shares to which the participant would be entitled upon achievement of the target performance goal. The table below sets forth these performance goals and vesting percentages:

		Threshold*	Target	Maximum
Performance Goal	(Percentile Ranking in Peer Group)	25th	50th	90th
Vesting Percentage	(% of Target Award)	25%	100%	200%
* If performance is below threshold, payout is zero.

For grants made in 2017, the performance period runs from January 1, 2017, to December 31, 2019, and the vesting of the awards is dependent upon the Compensation Committee’s certification of the performance goal being achieved. An individual must be continuously performing services (or deemed to be continuously performing services) throughout the entire performance period, or none of the award will be earned.

For grants made in 2017, the TSR for the Company and each member of its peer group for the tracking period will be determined by calculating the percentage increase in the dividend-adjusted average closing share price for the 20 trading days ending December 31, 2019, and the 20 trading days ending December 31, 2016. If the Company’s TSR percentile ranking falls between the threshold and the target performance goals or the target and the maximum performance goals, the percentage of the award that a participant will receive is interpolated on a straight-line basis. If the

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Company’s TSR percentile ranking is below the threshold performance goal, the participant will not be entitled to any vested shares, and if the Company’s TSR percentile ranking is equal to or higher than the maximum performance goal, the participant will be entitled to a number of vested shares equal to 200% of the target award. Dividends on Performance-Based Restricted Stock awards tied to TSR do not accrue until the award vests.

Performance-Based Restricted Stock Tied to FCF Percentage

In 2017, 20% of the long-term incentive target award amount was delivered in the form of a Performance-Based Restricted Stock award tied to FCF Percentage. Payout of the award is based on the Company’s free cash flow as a percentage of revenue over a three-year tracking period as compared to threshold, target, and maximum performance goals. FCF Percentage is a measure of long-term cash generation driven by increasing revenue, reducing costs, improving productivity, and efficiently using capital. Participants are initially granted a number of unvested shares equal to the number of vested shares to which the participant would be entitled upon the target performance goal. The table below sets forth these performance goals and vesting percentages:

		Threshold*	Target	Maximum
Performance Goal	FCF Percentage	6.0%	6.7%	7.4%
Vesting Percentage	(% of Target Award)	25%	100%	200%

* If performance is below threshold, payout is zero.

For grants made in 2017, the performance period runs from January 1, 2017, to December 31, 2019, and the vesting of the awards is dependent upon the Compensation Committee’s certification of the performance goal being achieved. An individual must be continuously performing services through the entire performance period, or none of the award will be earned.

FCF Percentage will be calculated on a cumulative basis over a three-year period (total free cash flow over three years divided by total revenue over three years). If the calculated percentage falls between the threshold and the target performance goals or the target and the maximum performance goals, the percentage of the award that a participant will receive is interpolated on a straight-line basis. If the Company’s percentage is below the threshold performance goal, the participant will not be entitled to any vested shares, and if the Company’s percentage is equal to or higher than the maximum performance goal, the participant will be entitled to a number of vested shares equal to 200% of the target performance-based share award. Dividends on Peformance-Based Restricted Stock awards tied to FCF Percentage do not accrue until the award vests.

For an explanation and reconciliation of FCF Percentage, please see Appendix A.

2017 NEO Performance and Compensation Decisions

Mr. Gentile, President and Chief Executive Officer

•

2017 Performance: Mr. Gentile’s 2017 individual performance exceeded expectations. He led the Company to strong financial results, continued to raise market confidence by resolving long outstanding contractual and pricing negotiations with Boeing and Airbus, significantly improved supply chain costs, executed on strategic work packages, secured new work packages, and established a new growth strategy for Spirit. In addition, he continued to strengthen leadership through realignment, led quality initiatives, and initiated new stakeholder relationships, while improving existing relationships.

•

2017 Compensation Decisions:

–

Salary: In January 2017, the Compensation Committee approved an increase from $1,100,000 to $1,150,000 effective February 3, 2017. The increase was based on an evaluation of Mr. Gentile’s performance, level of responsibility, and target compensation as compared to the Company’s peer group.

–

Annual Cash Incentives: No changes were made to Mr. Gentile’s target during 2017. Mr. Gentile’s target was 140% of salary and in January 2018, based on a review of Mr. Gentile’s and the Company’s performance during 2017, the Compensation Committee approved an Annual Cash Incentive of $2,578,703.

–

Long-Term Incentives: The Compensation Committee approved an increase of Mr. Gentile’s target amount from 400% to 450% effective February 3, 2017. The increase was based on an evaluation of Mr. Gentile’s performance, level of responsibility, and target compensation as compared to the Company’s peer group. In February 2017, Mr. Gentile was granted an award with an aggregate grant date fair value of $5,175,087. Aggregate grant date fair value was determined as set forth in footnote (5) to the Summary Compensation Table on page 47.

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Mr. Kapoor, Executive Vice President and Chief Financial Officer

•

2017 Performance: Mr. Kapoor’s 2017 individual performance exceeded expectations as evidenced by the Company exceeding all financial targets, meeting cost targets, continuing the quarterly cash dividend, and aggressively repurchasing shares. In addition, Mr. Kapoor was instrumental in resolving contractual and pricing negotiations with Boeing, leading the Company’s inorganic growth strategy, and improving stakeholder relationships.

•

2017 Compensation Decisions:

–

Salary: Mr. Kapoor’s salary remained at $650,000.

–

Annual Cash Incentive: No changes were made to Mr. Kapoor’s target during 2017. Mr. Kapoor’s target was 100% of salary. In January 2018, based on a review of Mr. Kapoor’s and the Company’s performance during 2017, the Compensation Committee approved an Annual Cash Incentive of $1,046,500.

–

Long-Term Incentives: No changes were made to Mr. Kapoor’s target amount during 2017. Mr. Kapoor’s target amount was 280% of salary and in February 2017, Mr. Kapoor was granted an award with a grant date fair value of $1,820,067. Aggregate grant date fair value was determined as set forth in footnote (5) to the Summary Compensation Table on page 47.

Ms. Marnick, Executive Vice President and Chief Administration Officer

•

2017 Performance: Ms. Marnick’s 2017 individual performance exceeded expectations. She successfully realigned and developed senior executive talent, significantly improved fringe costs, secured critical government incentives for growth, executed significant union contract extensions, initiated a structured program for interns and new hires, led Company culture change, and improved key stakeholder relationships.

•

2017 Compensation Decisions:

–

Salary: Ms. Marnick’s salary remained at $490,000.

–

Annual Cash Incentive: No changes were made to Ms. Marnick’s target during 2017. Ms. Marnick’s target was 100% of salary and, in January 2018, based on a review of Ms. Marnick’s and the Company’s performance during 2017, the Compensation Committee approved an Annual Cash Incentive of $788,410.

–

Long-Term Incentives: No changes were made to Ms. Marnick’s target amount during 2017. Ms. Marnick’s target amount was 190% of salary. In February 2017, Ms. Marnick was granted an award with a grant date fair value of $931,048. Aggregate grant date fair value was determined as set forth in footnote (5) to the Summary Compensation Table on page 47.

Mr. Hawkins, Senior Vice President and General Manager - Boeing, Defense, Business/Regional Jet Programs and Global Customer Support

•

2017 Performance: Mr. Hawkins’ 2017 individual performance exceeded expectations with respect to closing contractual and pricing negotiations with Boeing, establishing relationships with new OEMs, securing new defense projects, and developing new centers of excellence to support the Company’s growth strategy.

•

2017 Compensation Decisions:

–

Salary: In January 2017, the Compensation Committee approved an increase from $500,000 to $520,000, effective February 3, 2017. The increase was based on an evaluation of Mr. Hawkins’ performance, level of responsibility, and target compensation as compared to the peer group.

–

Annual Cash Incentive: No changes were made to Mr. Hawkin’s target during 2017. Mr. Hawkins’ target was 100% of salary and in January 2018, based on a review of Mr. Hawkins’ and the Company’s performance during 2017, the Compensation Committee approved an Annual Cash Incentive of $831,827.

–

Long-Term Incentives: No changes were made to Mr. Hawkins’ target during 2017. Mr. Hawkins’ target amount was 220% of salary. In February 2017, Mr. Hawkins was granted an award with a grant date fair value of $1,144,036. Aggregate grant date fair value was determined as set forth in footnote (5) to the Summary Compensation Table on page 47.

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Ms. Lohmeier, Senior Vice President and General Manager - Airbus Programs

•

2017 Performance: Ms. Lohmeier’s 2017 individual performance exceeded expectations with respect to executing key transfers of work, expanding Malaysian operations, winning new work, and achieving cost reduction targets.

•

2017 Compensation Decisions:

–

Salary: Ms. Lohmeier’s salary remained at $475,000.

–

Annual Cash Incentive: No changes were made to Ms. Lohmeier’s target during 2017. Ms. Lohmeier’s target amount was 100% of salary. In January 2018, based on a review of Ms. Lohmeier’s and the Company’s performance during 2017, the Compensation Committee approved an Annual Cash Incentive of $762,494.

–

Long-Term Incentives: No changes were made to Ms. Lohmeier’s target during 2017. Ms. Lohmeier’s target amount was 170% of salary. In February 2017, Ms. Lohmeier was granted an award with a grant date fair value of $807,636. Aggregate grant date fair value was determined as set forth in footnote (5) to the Summary Compensation Table on page 47.

Preview of 2018 Compensation Decisions

2018 Program-Wide Compensation Decisions

The Compensation Committee met in January 2018 to discuss and implement changes to the Company’s compensation program for 2018. In large part, from a programmatic standpoint, the 2018 executive compensation program remains the same as the 2017 program except for the following:

What	Why

Updated Vesting Terms for Time-Based Restricted Stock Awards Upon Retirement, Death, and Disability:

On death, disability, or retirement, the grantee will fully vest in his or her outstanding restricted stock. Retirement means termination on or after the date when the grantee has attained age 62.

To be competitive with market practices

Updated Vesting Terms for Performance-Based Restricted Stock Awards Upon Retirement, Death, and Disability:

On death or disability, the grantee will vest in a prorated portion of his or her target award, which will be prorated based on the number of days continuously employed during the performance period. On retirement, the grantee will vest in a prorated portion of his or her award, as calculated and certified by the Compensation Committee at the end of the applicable performance period, which will be prorated based on the number of days continuously employed during the performance period. Retirement means termination on or after the date when the grantee has attained age 62.

To be competitive with market practices

Increased Threshold, Target, and Maximum Goals on Performance-Based Restricted Stock Awards Tied to FCF Percentage:

In 2017, the threshold, target, and maximum goals with respect to FCF Percentage were 6.0%, 6.7%, and 7.4%, respectively. The Compensation Committee increased the threshold, target, and maximum goals with respect to the 2018 FCF Percentage to 7.0%, 7.75%, and 9.0%, respectively.

Incentivize higher levels of performance; better align with market expectations; better align with Company performance targets

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2018 NEO Compensation Decisions

At its January 2018 meeting, the Compensation Committee modified the compensation arrangements of the NEOs, effective for 2018 compensation, as follows:

•

Mr. Gentile will be entitled to receive an annual award under the LTIP with a value equal to 500% of his annual base salary (increased from 450%). In addition, his annual base salary increased from $1,150,000 to $1,250,000, effective as of February 2, 2018.

•

Mr. Kapoor will be entitled to receive an annual award under the LTIP with a value equal to 300% of his annual base salary (increased from 280%).

•

Ms. Marnick will be entitled to receive an annual award under the LTIP with a value equal to 200% of her annual base salary (increased from 190%). In addition, her annual base salary increased from $490,000 to $520,000, effective as of February 2, 2018.

•

Mr. Hawkins will be entitled to receive an annual award under the LTIP with a value equal to 230% of his annual base salary (increased from 220%). In addition, his annual base salary increased from $520,000 to $535,000, effective as of February 2, 2018.

•

Ms. Lohmeier will be entitled to receive an annual award under the LTIP with a value equal to 180% of her annual base salary (increased from 170%). In addition, Ms. Lohmeier’s annual base salary increased from $475,000 to $500,000, effective as of February 2, 2018.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on January 29, 2018, each NEO was granted the following: (i) a Time-Based Restricted Stock award equal to 60% of his or her total annual award opportunity under the LTIP; (ii) a Performance-Based Restricted Stock award tied to TSR equal to 20% of his or her award opportunity under the LTIP; and (iii) a Performance-Based Restricted Stock award tied to FCF Percentage equal to 20% of his or her award opportunity under the LTIP. Except as described under “Program-Wide Compensation Decisions,” terms of the awards remain consistent with the 2017 compensation program.

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The Compensation Decision-Making Process

The Compensation Committee is responsible for establishing, implementing, and monitoring compliance with the Company’s compensation objectives, and setting compensation for, and reviewing performance of, the Company’s executive officers. Pursuant to its charter, the Compensation Committee has the authority to delegate its responsibilities to such subcommittees as it deems appropriate, so long as the subcommittee is solely comprised of one or more members of the Compensation Committee. In setting executive officer compensation, the Compensation Committee takes into consideration the following:

•

The CEO’s self assessment and performance review of the Other NEOs;

•

The Compensation Committee’s and Board’s views of the NEOs’ performance;

•

The counsel and recommendations of the Company’s CEO and Chief Administration Officer;

•

Recommendations of other members of the Compensation Committee;

•

Results from benchmarking against the Company’s peer group and survey data; and

•

The analysis and consulting advice of its compensation consultant.

Generally, the Compensation Committee strives for internal equity among the Company’s NEOs and accordingly, the types of compensation and benefits offered to the Company’s NEOs are consistent among the group. The Compensation Committee continues to examine existing and new compensation programs and practices to ensure that the Company’s compensation programs remain appropriate and consistent with the Company’s overall objectives.

The chart below reflects the annual compensation-setting process by regularly scheduled quarterly meeting of the Compensation Committee. In addition to the following, the CEO’s performance along with Revenue, Annual EBIT, Annual FCF, TSR, and FCF Percentage performance are monitored and discussed at each meeting.

October Meeting: Discuss compensation design for upcoming year and anticipated changes; conduct risk analysis of compensation programs; update compensation risk registerJuly Meeting: Conduct a mid-year performance review of executive officers, review talent strategy and proposed changes to executive officers, and review peer group compositionJanuary Meeting: Review best practices, market trends, and benchmarking results; evaluate NEOs’ performance and review and approve NEO annual compensation including salary, short- and long-term incentives and other similar arrangementsApril Meeting: Review ISS and Glass Lewis reports on executive compensation and discuss resulting action steps; review regulatory matters; review stock ownership requirements

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Benchmarking

Each year, the Compensation Committee, with the assistance of management and the independent compensation consultant, reviews external market data in order to determine the competitiveness of our compensation packages, highlight trends and regulatory implications, and develops incentive plan design alternatives. The market data reviewed is from the Proxy Peer Group and nationally recognized published survey data.

2017 Proxy Peer Group

The Company uses its peer group as a reference point for its compensation design and award decisions. The Company’s peer group consists of companies similar to Spirit in size and operations (emphasizing aerospace, defense, and auto component manufacturers) and/or companies that compete with Spirit for executive talent. For 2017, the Company’s peer group was as follows (the companies are ranked by revenue and all ticker symbols are for the NYSE):

Company Name	2016 Revenue ($ in billions)	Market Cap as of 12/31/2016 ($ in billions)
Textron (TXT)	13.8	13.1
Ingersoll-Rand (IR)	13.5	19.4
L3 Technologies (LLL)	10.5	11.8
Borg Warner (BWA)	9.1	8.4
Tenneco (TEN)	8.6	3.4
Huntington Ingalls (HII)	7.1	8.5
Spirit AeroSystems Holdings (SPR)	6.8	7.1
Rockwell Collins (COL)	5.3	12.1
Orbital ATK (OA)	4.5	5.1
Terex (TEX)	4.4	3.3
Triumph Group (TGI)	3.9	1.3
B/E Aerospace (BEAV)	2.9	6.1
Moog (MOG-B)	2.4	2.4
Curtiss-Wright (CW)	2.1	4.4
Teledyne Technologies (TDY)	2.1	4.3

Changes to Proxy Peer Group for 2018

Each year, the Compensation Committee, working with its independent compensation consultant, reviews the composition of the peer group and determines whether any changes should be made. In April 2017, after most 2017 compensation decisions had been made, the Company removed B/E Aerospace as a result of its acquisition by Rockwell Collins, and added Arconic (ARNC) to its peer group.

In January 2018, as a result of the announced acquisitions of Orbital ATK and Rockwell Collins, the Compensation Committee evaluated the Company’s peer group and removed Orbital ATK and Rockwell Collins from the peer group. In addition, the Compensation Committee added Parker-Hannifin Corporation (PH), Harris Corporation (HRS), and Esterline Technologies Corporation (ESL) as of January 2018.

Survey Data

In addition to benchmarking using the peer group, the Company also uses a broad survey sample from the independent compensation consultant’s executive compensation survey. The survey analysis considers companies in relevant industries (aerospace and defense, machinery, auto components, and electrical equipment) as well as companies in other industries, when necessary, to complement data limitations. Survey data was size-adjusted to approximate the Company’s revenue either through regression or by limiting the survey sample to comparably sized companies. This information was used by the Compensation Committee in establishing the base salaries and target goals for the NEOs.

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Independent Compensation Consultant

The Compensation Committee’s Charter allows the committee to engage an independent compensation consultant to advise on executive compensation matters. For 2017, the Compensation Committee engaged Willis Towers Watson directly for the purpose of providing analysis and advice with respect to compensation matters. The Compensation Committee has determined, after considering criteria from the SEC and NYSE, that Willis Towers Watson does not have any conflicts of interest that would prevent objectivity.

Consideration of Advisory Stockholder Vote on Executive Compensation

The Company believes it is appropriate to seek and reflect the views of its stockholders on the design and effectiveness of the Company’s executive compensation program. Accordingly, consistent with the Company’s most recent say-on-pay frequency vote in April 2017, the Company holds an annual say-on-pay vote. At the Company’s 2017 annual meeting of stockholders, approximately 91% of stockholders voted in favor of the Company’s executive compensation programs. The Compensation Committee takes the annual say-on-pay proposal voting results into consideration when making future decisions regarding executive compensation.

Compensation Risk Assessment

In October each year, and as otherwise deemed necessary, the Compensation Committee assesses risks presented by our compensation program and award structures. This assessment is used to determine whether any of our compensation components incentivize executives to take risks that are not in the Company’s or stockholders’ best interests. In 2017, our Compensation Committee reviewed the following risk factors relative to our current compensation programs:

•

Senior talent acquisition and the ability to recruit and retain talent at market-based compensation.

•

Senior talent loss due to misalignment of strategic decisions and incentives, including balancing long-term incentives with the investment requirement for long-term objectives.

•

Matching compensation to Company performance in relation to meeting stockholder expectations to balance short- and long-term incentives to achieve growth strategies.

•

Potential for material restatement of earnings to impact incentive plan calculations.

•

Clawback policy requirements aligned with market in regard to talent recruitment and retention.

•

Potential for unforeseen one-time events beyond management’s control that affect incentive plan calculations.

•

Potential for management decisions based on short-term objectives unbalanced with long-term Company performance.

•

Potential for unrealized talent investment due to under performing individuals.

After reviewing our current compensation program and award structures, the Compensation Committee determined that our program does not incentivize executives to take such risks in light of the following features:

•

We diversify the compensation delivered to executives - the individual components and performance goals each incentivize different behaviors (short-term focus, long-term focus, etc.) in an attempt to balance our executives’ interests;

•

We have maximum payouts, or caps, on our performance-based compensation - the highest amount that can be paid with respect to our Annual Cash Incentive or performance-based long-term incentives is 200%;

•

The Compensation Committee reserves the right to exercise negative discretion over performance-based awards;

•

We deliver compensation using several vehicles, including cash, stock, and perquisites;

•

We maintain a clawback policy that allows us to recover compensation awarded based on certain improper conduct by executives;

•

Our NEOs and other executives must comply with stringent stock ownership requirements; and

•

We have engaged an independent compensation consultant to advise us on compensation practices.

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Other Compensation Elements and Information

Benefits and Perquisites

In addition to the four basic compensation elements, we provide our NEOs with the additional benefits and perquisites described below. Benefits and perquisites received by NEOs are included in the “All Other Compensation” column of the Summary Compensation Table. These benefits are based on an assessment of benefits offered by our peers and competitors and are important for retaining the Company’s executive officers.

Benefit/Perquisite	Explanation
Retirement & Savings Plan (the “RSP”)
•

The RSP is a tax-qualified defined contribution plan for certain eligible salaried employees. The Company makes both matching and non-matching contributions under the RSP.

•

Matching: The Company matches 75% of the employee’s contributions up to a maximum of 6% of the employee’s base pay (provided the employee contributes 8%). The matching contributions are immediately 100% vested.

•

Non-Matching: The Company makes an additional, non-matching contribution following the end of each calendar year based on an employee’s age and vesting service, provided that the employee is employed by the Company on December 31 of the applicable year and has earned a year of vesting service. If age plus vesting service totals less than 60, employees receive a contribution equal to 1.5% of base salary; if age plus vesting service totals at least 60 but less than 80, employees receive a contribution equal to 3% of base salary; and if age plus vesting service totals 80 or more, employees receive a contribution equal to 4.5% of base salary. These contributions are 25% vested at two years, 50% vested at three years, 75% vested at four years, and 100% vested at five years of vesting service.

•

Transition Contribution: An additional contribution is available to employees who were previously Boeing employees and meet certain other requirements. None of the NEOs are eligible for this additional contribution.

Deferred Compensation Plan (the “DCP”)

This non-qualified plan allows eligible Spirit employees, including each of our NEOs, to defer receipt of a portion of their base salary or Annual Cash Incentive. In addition, the DCP allows for discretionary contributions by the Company into a separate account in the DCP. Deferred amounts and discretionary Company contributions are credited with a rate of return equal to 120% of the applicable federal long-term rate for October of the prior fiscal year. For 2017, the interest crediting rate was 2.34%.

Perquisite Allowance Plan

Under the Company’s Perquisite Allowance Plan, the CEO receives an annual allowance of $25,000, while the Other NEOs receive an annual allowance of $13,000. Any portion of a participant’s annual allowance that is not used by the end of the applicable calendar year is forfeited except in a change-in-control. See “Potential Payments Upon Termination or Change-in-Control” on page 55.

Executive Security

Some of our NEOs receive personal or home security provisions. These provisions are based on business-related security concerns and have been assessed by an independent security consulting firm and deemed necessary and appropriate for the protection of the Company’s NEOs.

Personal Corporate Aircraft Use

For security reasons, the Company’s CEO, CFO, and CAO are authorized to use the corporate aircraft for a limited amount of personal travel. Other NEOs do not use the corporate aircraft for personal travel, unless approved by the CEO. No tax gross-ups are provided for this benefit, unless the benefit is incurred pursuant to the terms of a relocation assistance package.

Relocation Benefits

We provide relocation assistance to employees, including our NEOs. In 2017, the Company provided Mr. Gentile and Ms. Lohmeier relocation assistance for certain qualified relocation expenses. Where appropriate, the Company provides a gross-up to these employees to cover tax liabilities associated with relocation assistance.

Post-Retirement Medical and Dental Coverage

The Company makes post-retirement medical and dental coverage available to all employees who retire from the Company at age 55 or later, provided they have at least 10 years of service and participated in the Company’s medical and dental plans prior to retirement. None of our NEOs are currently eligible for this coverage.

Discontinued and Frozen Benefit Plans and Arrangements

The Company pays certain benefits through discontinued and frozen benefit plans and arrangements, which include the Supplemental Executive Retirement Plan and the Pension Value Plan. No new employees are eligible to participate in these plans. None of the NEOs received benefits under these plans in 2017 or are eligible to participate in such plans.

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Post-Termination Payments and Change-in-Control Compensation

The Company believes competitive severance protection is an appropriate incentive in attracting and retaining talent. The Company has provided for post-termination severance compensation through certain individual employment agreements and has also agreed to individual severance arrangements at the time of termination of employment, taking into account the specific facts and circumstances of termination, including other compensation available at such time. Certain of our employment agreements provide benefits upon a change-in-control.

Further, certain of the Company’s benefit plans provide for compensation upon termination or in connection with a change-in-control. Beginning in 2017, the Annual Cash Incentive and long-term incentives are subject to a double trigger.

You can find additional information regarding the Company’s practices in providing compensation in connection with termination of employment under the heading “Potential Payments Upon Termination or Change-in-Control” on page 55.

Stock Ownership Requirements

The Company maintains stock ownership requirements for its NEOs and other senior executives to further promote alignment of management and stockholder interests. The ownership requirements (measured by the value of the Company’s stock required to be held) are based on a multiple of base salary tied to pay grade. The stock ownership requirements establish the following target levels for Company stock ownership:

Officer Level	Target Level (Multiple of Annual Base Salary)
Chief Executive Officer	5x
Executive Vice Presidents/Senior Vice Presidents	3x
Vice Presidents	1x

The stock ownership requirements mandate that the CEO and other senior officers accumulate their required positions within the later of five years of (i) the adoption of the guidelines, or (ii) being hired or promoted into the officer position. The Company believes that five years provides a reasonable goal for executives to accumulate shares through earned incentive awards.

During the five-year accumulation period, all NEOs are expected to continuously accumulate qualifying equity until they meet the minimum stock ownership guideline.

The Company reviews ownership positions on an annual basis. Based on the review conducted in 2017, the Company determined that the NEOs own appropriate amounts of Company stock in light of the minimum stock ownership requirements and the portions of their respective accumulation periods that have passed. The Company may restrict any officer from liquidating any of his or her then-current holdings in Company stock, except for those shares which are sold to meet Company tax withholding requirements. The Company may modify or waive the requirements of the guidelines at its discretion if it determines that compliance would result in severe hardship for an officer.

Accounting and Tax Treatment of Compensation

When evaluating the Company’s compensation programs, the Company takes into account the various accounting, tax, and disclosure rules associated with such matters, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 409A of the Code. The Compensation Committee generally seeks to award compensation that would allow it to preserve tax deductions; however, the Compensation Committee reserves the right to set compensation at the levels and in the manner (tax-deductible or not) that it determines to be in the best interests of the Company and its stockholders.

Section 162(m) generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to “covered employees” each year. Prior to federal tax reform legislation enacted in December 2017, the Tax Cuts and Jobs Act (the “TCJA”), Section 162(m) included an exception to the $1 million limit for “qualifying performance-based” compensation. As in prior years, for 2017, the Company intends to deduct, with respect to covered executive officers, salary and non-performance-based compensation up to $1 million, and performance-based compensation earned or vesting in 2017 pursuant to the “qualifying performance-based” compensation exception.

Effective for the 2018 tax year, The Tax Cuts and Jobs Act eliminates the exemption from Section 162(m)’s deduction limit for performance-based compensation. Accordingly, compensation paid to covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to written binding contracts in effect as of November 2017.

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Summary Compensation Table

The following table summarizes the compensation of the NEOs for the last three fiscal years.

Name and Principal Position	Year	Salary ($)	(3)	Bonus ($)	(4)	Stock Awards ($)	(5)	Non-Equity Incentive Plan Compensation ($)	(6)	All Other Compensation ($)	(7)	Total ($)
Thomas C. Gentile, III, President and CEO(1)	2017	1,144,223				5,175,087		2,578,703		1,009,385		9,907,398
	2016	770,773				3,000,045		2,234,460		169,476		6,174,754
Sanjay Kapoor, EVP and CFO	2017	650,000				1,820,067		1,046,500		39,148		3,555,715
	2016	624,229				2,696,650		973,882		127,208		4,421,969
	2015	561,144				1,130,068		592,160		28,701		2,312,073
Samantha Marnick, EVP and CAO(2)	2017	490,006				931,048		788,410		141,475		2,350,939
	2016	460,465				1,405,583		719,204		213,332		2,798,584
Duane F. Hawkins, SVP/GM - Boeing and Defense Programs	2017	517,691				1,144,036		831,827		33,657		2,527,211
	2016	497,684				1,000,076		756,097		57,905		2,311,762
	2015	450,384				630,079		462,396		22,899		1,565,758
Michelle J. Lohmeier, SVP/GM - Airbus Programs	2017	475,010				807,636		762,494		83,955		2,129,095
	2016	472,125				807,552		661,653		135,198		2,076,528
	2015	245,774		250,000		1,165,055		450,000		222,820		2,333,649

(1)

Mr. Gentile was appointed Executive Vice President and Chief Operating Officer of the Company effective April 1, 2016, and President and CEO of the Company effective August 1, 2016. Accordingly, no information is displayed for 2015.

(2)

Ms. Marnick was not a NEO in the fiscal year ended December 31, 2015. Accordingly, no information is displayed for 2015.

(3)

For NEOs who received salary increases during the fiscal year, these numbers reflect a prorated amount based on the portions of the years for which their new compensation arrangements applied.

(4)

Because the Annual Cash Incentive (“ACI”) has mandatory performance measures that must be achieved for any payout, the ACI is shown in the “Non-Equity Incentive Plan Compensation” column of the table. The amount stated for Ms. Lohmeier in 2015 represents the cash signing bonus paid under her employment agreement.

(5)

Amounts shown represent the aggregate grant date fair value of awards granted to NEOs during the applicable year, as determined in accordance with FASB ASC Topic 718. These grant date fair values represent the accounting expense to be recorded for the award and are not reflective of the actual value that may be recognized by a NEO with respect to the award. In 2017, each NEO received a Time-Based Restricted Stock Award (“RS”), a Performance-Based Restricted Stock Award tied to TSR (“PB-TSR”), and a Performance-Based Restricted Stock Award tied to FCF Percentage (“PB-FCF”). The assumptions made by the Company in calculating these amounts are incorporated herein by reference to Note 15 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for 2017. The grant date fair value of the RS is equal to the number of shares granted multiplied by $56.075, the average of the opening and closing prices of Common Stock on the February 7, 2017, grant date. The grant date fair value of the PB-TSR awards is equal to the number of shares granted at target multiplied by $55.55, which was determined using a Monte Carlo simulation model based on the probable ranking of the Company’s TSR relative to the TSR of a group of the Company’s peers. If we assume that the maximum level of performance is achieved with respect to the PB-TSR awards (and thus the maximum number of shares are awarded to the NEOs), using the average of the opening and closing prices of Common Stock on the grant date, the value of the PB-TSR awards would be as follows: Mr. Gentile - $2,089,579; Mr. Kapoor - $734,919; Ms. Marnick - $375,927; Mr. Hawkins - $461,946; and Ms. Lohmeier - $326,132. The grant date fair value of the PB-FCF awards is equal to the number of shares granted at target multiplied by $54.95, the average of the opening and closing of Common Stock on the grant date, adjusted for dividends (as dividends do not accrue on PB-FCF awards until vesting). If we assume that the maximum level of performance is achieved with respect to the PB-FCF awards (and thus the maximum number of shares are awarded to the NEOs), using the average of the opening and closing prices of Common Stock on the grant date, the value of the PB-FCF awards would be as follows: Mr. Gentile - $2,112,457; Mr. Kapoor - $742,994; Ms. Marnick - $380,076; Mr. Hawkins - $466,993; and Ms. Lohmeier - $329,721. For additional information on the awards, see “2017 Compensation Program Elements” on page 35.

(6)

Represents ACIs earned by each NEO in 2015, 2016, and 2017.

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(7) The following table shows “All Other Compensation” amounts for our NEOs for 2017:
Name	Life Insurance(a) ($)	Financial and Tax Services(b) ($)	Personal Aircraft Usage(c) ($)	Personal Commercial Flights(d) ($)	Personal Security(e) ($)	Relocation Expenses, Aircraft Usage, and Gross-Ups(f) ($)	Deferred Compensation Plan Contributions(g) ($)	Company Contributions Under Tax Qualified Contribution Plan(h) ($)	Other ($)	Total ($)
Thomas C. Gentile, III	816		97,259			256,430	600,000	17,476	37,403(i)	1,009,385
Sanjay Kapoor	816		5,876	13,000	1,091			17,475	889(j)	39,148
Samantha Marnick	800	975			10,200		100,000	17,475	12,025(k)	141,475
Duane F. Hawkins	816	12,868			1,091			18,784	98(l)	33,657
Michelle J. Lohmeier	775	8,740		4,260		2,367	47,500	20,215	98(l)	83,955

(a)

Amounts shown reflect Company contributions toward executive group life insurance.

(b)

Amounts shown reflect financial, tax preparation, and other related services paid for by the Company.

(c)

Amounts shown reflect the incremental cost to the Company of personal usage of its corporate aircraft. The incremental cost to the Company for personal aircraft usage is determined by dividing direct operating costs per aircraft by the total number of flight hours per aircraft, resulting in a cost per hour, and multiplying the cost per hour by the hours of personal usage. Direct operating costs include variable costs less revenue derived from charter flights. Variable costs include fuel, maintenance expenses, parts and supplies, landing fees, ground services, catering, and crew expenses associated with such use, including those associated with “deadhead” flights related to such use. Because corporate aircraft is used primarily for business travel, the methodology excludes fixed costs that do not change based on usage. Fixed costs include pilot salaries, the purchase or lease costs of the aircraft, and the cost of maintenance not related to personal travel. Executives, their families, and invited guests occasionally fly on the corporate aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost to the Company is a de minimis amount, and as a result, no amount is reflected in the Summary Compensation Table. Executives, directors, their families, and invited guests also occasionally fly on the corporate aircraft as additional passengers on personal flights that are attributed to another executive, in which case the entire incremental cost is allocated to the executive who arranged for the personal flight. The Company generally does not grant bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed for personal travel on corporate aircraft; however, in the event that personal aircraft usage is incorporated in a relocation package, the Company may gross-up income tax on such amount.

(d)

Amounts shown reflect the NEOs’ personal travel expenses (or travel expenses of their spouses) for commercial flights paid for by the Company.

(e)

Amounts shown reflect the incremental cost of personal or home security services for the NEOs that were deemed to be necessary and appropriate based on risk assessments performed by an independent security firm.

(f)

Amounts shown reflect relocation expenses reimbursed by the Company. For Mr. Gentile, the amount reflects $80,859, the net incremental cost to the Company of Mr. Gentile’s relocation flights between his home in Connecticut and Wichita, KS (computed as described under footnote (c), above), $88,929 for lodging and related expenses, and $88,642 for gross-ups to cover Mr. Gentile’s tax liability with respect to qualified relocation expenses ($29,938 of this gross-up amount related to personal aircraft usage for relocation flights).

(g)

Amounts shown reflect Company contributions to the accounts of its eligible NEOs. See “Other Compensation Elements and Information - Benefits and Perquisites” on page 45.

(h)

Amounts shown reflect matching and non-matching contributions made by the Company under the RSP. See “Other Compensation Elements and Information - Benefits and Perquisites” on page 45.

(i)

Amounts shown reflect a $25,000 charitable contribution to a non-profit organization, personal driving costs, executive physical costs, and costs relating to personal use of a country club membership.

(j)

Amounts shown reflect costs relating to personal use of a country club membership and spousal travel expenses.

(k)

Amounts shown reflect vehicle lease fees.

(l)

Amounts shown reflect spousal travel expenses.

Employment Agreements

Spirit has employment agreements with all of its NEOs. A brief description of certain material terms is below.

Mr. Gentile’s Employment Agreement

On February 13, 2016, we entered into an employment agreement, effective April 1, 2016, with Mr. Gentile with respect to his position as Executive Vice President and Chief Operating Officer. Pursuant to the employment agreement, Mr. Gentile received a base salary of $1,000,000 per year, which could be changed based on performance. In addition, Mr. Gentile was eligible for an ACI equal to 140% of his base salary, and an annual target LTIP award opportunity equal to 300% of his base salary. Mr. Gentile was also entitled to participate in the executive relocation program and receive an annual DCP Company contribution of $500,000.

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The Company granted Mr. Gentile a sign-on award of $3,000,000 in shares of restricted stock. Half of the award vested on April 1, 2017, and the other half will vest on April 1, 2018.

On July 27, 2016, to be effective on August 1, 2016 (in recognition of Mr. Gentile’s appointment as President and CEO), the Board approved an increase in Mr. Gentile’s salary to $1,100,000, annual DCP contribution to $600,000, and target LTIP award opportunity to 400% of his base salary. Effective February 3, 2017, Mr. Gentile’s base salary was increased to $1,150,000, and his target LTIP award opportunity was increased to 450% of his base salary. In January 2018, Mr. Gentile’s salary was increased to $1,250,000 and his target LTIP award opportunity was increased to 500%.

Potential payments and termination events under Mr. Gentile’s employment agreement are described under “Potential Payments Upon Termination or Change-in-Control - Employment Agreements.”

Mr. Kapoor’s Employment Agreement

On August 23, 2013, we entered into an employment agreement, effective September 23, 2013, with Mr. Kapoor with respect to his position as Senior Vice President and CFO. The agreement provided for a three-year initial term and would be automatically extended for successive one-year periods thereafter. Pursuant to the employment agreement, Mr. Kapoor was entitled to a base salary of $525,000, which could be changed based on performance. In addition, Mr. Kapoor was eligible for an ACI equal to 100% of his base salary, an annual target LTIP award opportunity of 200% of his base salary, and, from time to time, a target discretionary bonus in the form of cash or equity of 10% of earned base salary. Mr. Kapoor was also entitled to participate in the executive relocation program.

The Company granted Mr. Kapoor $2,000,000 in restricted stock as a sign-on award. The first $1,000,000 vested in equal portions annually over a three-year period, while the second $1,000,000 vested in equal portions annually over a four-year period (the final tranche of the second $1,000,000 vested in 2017). In addition, Mr. Kapoor received a cash signing bonus of $150,000 to be paid within thirty days of the effective date, and an additional cash signing bonus of $100,000 to be paid on the first pay period following the first anniversary of the effective date.

Effective January 30, 2015, Mr. Kapoor’s base salary was increased to $565,000. Effective February 5, 2016, Mr. Kapoor’s base salary was increased to $600,000, and his target LTIP award opportunity was increased to 220% of his base salary. In May 2016, the Board increased Mr. Kapoor’s base salary to $650,000 and his target LTIP award opportunity to 280% of his base salary. In January 2018, Mr. Kapoor’s LTIP target award was increased to 300% of his base salary.

Potential payments and termination events under Mr. Kapoor’s employment agreement are described under “Potential Payments Upon Termination or Change-in-Control - Employment Agreements.”

Ms. Lohmeier’s Employment Agreement

On June 10, 2015, we entered into an employment agreement with Ms. Lohmeier with respect to her position as Senior Vice President of Airbus Programs. The agreement provided for a two-year initial term with automatic extensions for one-year periods thereafter. Pursuant to the employment agreement, Ms. Lohmeier was entitled to a base salary of $450,000, which could be changed based on performance. In addition, Ms. Lohmeier was eligible for an ACI equal to 100% of her base salary, a target LTIP award opportunity of 170% of her base salary, and an annual DCP Company contribution of 10% of her base salary. Ms. Lohmeier was also entitled to receive executive relocation benefits. Ms. Lohmeier received a cash signing bonus of $250,000, along with a gross-up amount to cover her tax liability on the bonus. In addition, Ms. Lohmeier was granted restricted stock in the amount of $1,165,000, vesting in equal portions on February 7, 2016, February 7, 2017, and February 8, 2018.

Effective February 5, 2016, Ms. Lohmeier’s base salary was increased to $475,000. In January 2018, Ms. Lohmeier’s base salary was increased to $500,000, and her LTIP target award opportunity was increased to 180% of her base salary.

During the two-year initial term of her agreement, Ms. Lohmeier was entitled to certain benefits that provided for compensation past her date of termination. However, those benefits expired on June 10, 2017.

Other Employment Agreements

Both Ms. Marnick and Mr. Hawkins have employment agreements with the Company. However, both of their roles have changed significantly since the employment agreements were entered into and all termination benefits expressly provide by the agreements have expired. Accordingly, the Company does not believe a description of the terms of such agreements is necessary to understand the information disclosed in the Summary Compensation Table.

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Grants of Plan-Based Awards in 2017

The following table presents information regarding grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2017. For more information on the terms applicable to the awards reflected below, please see “2017 Compensation Program Elements” on page 35.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards
Name	Grant Date	Date Award Approved by Board	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)
Thomas C. Gentile, III
ACI(1)			400,918	1,603,671	3,207,342
RS(2)	2/7/2017	1/25/2017							55,373	3,105,041
PB-TSR(3)	2/7/2017	1/25/2017				4,658	18,632	37,264		1,035,008
PB-FCF(4)	2/7/2017	1/25/2017				4,709	18,836	37,672		1,035,038
Sanjay Kapoor
ACI(1)			162,500	650,000	1,300,000
RS(2)	2/7/2017	1/25/2017							19,474	1,092,005
PB-TSR(3)	2/7/2017	1/25/2017				1,639	6,553	13,106		364,019
PB-FCF(4)	2/7/2017	1/25/2017				1,657	6,625	13,250		364,044
Samantha Marnick
ACI(1)			122,500	490,000	980,000
RS(2)	2/7/2017	1/25/2017							9,962	558,619
PB-TSR(3)	2/7/2017	1/25/2017				838	3,352	6,704		186,204
PB-FCF(4)	2/7/2017	1/25/2017				848	3,389	6,778		186,226
Duane F. Hawkins
ACI(1)			129,548	518,192	1,036,384
RS(2)	2/7/2017	1/25/2017							12,241	686,414
PB-TSR(3)	2/7/2017	1/25/2017				1,030	4,119	8,238		228,810
PB-FCF(4)	2/7/2017	1/25/2017				1,041	4,164	8,328		228,812
Michelle J. Lohmeier
ACI(1)			118,750	475,000	950,000
RS(2)	2/7/2017	1/25/2017							8,641	484,544
PB-TSR(3)	2/7/2017	1/25/2017				727	2,908	5,816		161,539
PB-FCF(4)	2/7/2017	1/25/2017				735	2,940	5,880		161,553

(1)

Represents ACIs that were paid in February 2018 but granted and earned in 2017. The actual ACI amounts are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” The threshold, target, and maximum figures were calculated on a weighted average basis, giving effect to any changes made to the applicable NEO’s base salary or ACI target during 2017.

(2)

Represents RS awards that vest annually over three years, beginning February 7, 2018, if such NEO remains employed by the Company on each annual vesting date. The grant date fair value of the award, which is reported in the “Stock Awards” column of the “Summary Compensation Table,” is equal to the number of shares multiplied by $56.075, the average of the opening and closing prices of Common Stock on the grant date.

(3)

Represents PB-TSR awards that vest at the end of the three-year performance period based on the ranking of the Company’s TSR relative to the TSR of each of the companies in the Company’s peer group. The grant date fair value of the award, which is reported in the “Stock Awards” column of the “Summary Compensation Table,” is equal to the number of shares granted at target multiplied by $55.55, which was determined using a Monte Carlo simulation based on the probable ranking of the Company’s TSR relative to a group of the Company’s peers. Actual payout may be zero or a range from 25% to 200% of the target shares granted.

(4)

Represents PB-FCF awards that vest at the end of the three-year performance period based upon the achievement of a certain percentage of free cash flow as a percentage of revenue on a cumulative basis over the period. The grant date fair value of the award, which is reported in the “Stock Awards” column of the “Summary Compensation Table,” is equal to the number of shares multiplied by $54.95, the average of the opening and closing prices of Common Stock on the grant date, adjusted for dividends. Actual payout may be zero or a range from 25% to 200% of the target shares granted.

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Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity awards held by the NEOs as of December 31, 2017. The Company has not granted any options or option-like awards. The market value of the awards is determined by multiplying the number of shares shown in the applicable columns below by $87.25, the closing price of Common Stock on December 29, 2017.

Name	Stock Awards
	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Thomas C. Gentile, III
RS(1)	2/7/2017	55,373	4,831,294
PB-TSR(2)	2/7/2017			37,264	3,251,284
PB-FCF(3)	2/7/2017			4,709	410,860
Sign-on(4)	5/5/2016	32,666	2,850,109
Sanjay Kapoor
RS(1)	2/7/2017	19,474	1,699,107
PB-TSR(2)	2/7/2017			13,106	1,143,499
PB-FCF(3)	2/7/2017			1,657	144,573
PB One-Time(5)	6/4/2016			14,137	1,233,453
RS(6)	2/9/2016	15,216	1,327,596
PB-TSR(7)	2/9/2016			12,152	1,060,262
RS(8)	2/7/2015	5,790	505,178
PB-TSR(9)	2/7/2015	8,433	735,779
Samantha Marnick
RS(1)	2/7/2017	9,962	869,185
PB-TSR(2)	2/7/2017			6,704	584,924
PB-FCF(3)	2/7/2017			848	73,988
PB One-Time(5)	6/4/2016			7,369	642,945
RS(6)	2/9/2016	7,931	691,980
PB-TSR(7)	2/9/2016			6,334	552,642
RS(8)	2/7/2015	3,074	268,207
PB-TSR(9)	2/7/2015	4,478	390,706
Duane F. Hawkins
RS(1)	2/7/2017	12,241	1,068,027
PB-TSR(2)	2/7/2017			8,238	718,766
PB-FCF(3)	2/7/2017			1,041	90,827
RS(6)	2/9/2016	11,528	1,005,818
PB-TSR(7)	2/9/2016			9,206	803,224
RS(8)	2/7/2015	3,229	281,730
PB-TSR(9)	2/7/2015	4,703	410,337
Michelle J. Lohmeier
RS(1)	2/7/2017	8,641	753,927
PB-TSR(2)	2/7/2017			5,816	507,446
PB-FCF(3)	2/7/2017			735	64,129
RS(6)	2/9/2016	9,308	812,123
PB-TSR(7)	2/9/2016			7,434	648,617
Sign-on(10)	8/4/2015	6,889	601,065

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(1)

Represents RS awards. The first tranche of the award vested on February 7, 2018, and the second and third tranches will vest on February 7, 2019, and February 7, 2020, respectively, if the NEO continues to be employed by the Company on each vesting date.

(2)

Represents PB-TSR awards granted in 2017 with a performance tracking period running from January 1, 2017, to December 31, 2019. PB-TSR awards are earned and paid out in shares of Common Stock at the end of the three-year tracking period based upon the ranking of the Company’s TSR relative to the TSR of a group of the Company’s peers over such period. The number of shares and market value shown is based upon the achievement of a maximum performance goal based on the Company’s achievement of the target performance goal with respect to the PB-TSR awards that were granted in 2015 and vested in 2017. The award vesting date is February 7, 2020.

(3)

Represents PB-FCF awards granted in 2017 with a performance tracking period running from January 1, 2017, to December 31, 2019. PB-FCF awards are earned and paid out in shares of Common Stock at the end of the three-year tracking period based upon the achievement of the Company’s goals relating to free cash flow as a percentage of revenue. The number of shares and market value shown is based upon the achievement of a threshold performance goal. The award vesting date is February 7, 2020.

(4)

Represents a sign-on award granted under Mr. Gentile’s employment agreement. The first tranche of the award vested on April 1, 2017, and the second tranche will vest on April 1, 2018, if Mr. Gentile continues to be employed by the Company on the vesting date.

(5)

Represents a special one-time Performance-Based Restricted Stock Award (“PB One-Time”) granted to each of Mr. Kapoor and Ms. Marnick by the Board in 2016. The first tranche of the award vested on June 4, 2017, and the second tranche of the award will vest on June 4, 2018, provided the recipient achieves satisfactory performance.

(6)

Represents RS awards. The first and second tranches of the awards vested on February 9, 2017, and February 9, 2018, respectively, and the third tranche will vest on February 9, 2019, if the NEO continues to be employed by the Company on each vesting date.

(7)

Represents PB-TSR awards granted in 2016 with a performance tracking period running from January 1, 2016, to December 31, 2018. PB-TSR awards are earned and paid out in shares of Common Stock at the end of the three-year tracking period based upon the ranking of the Company’s TSR relative to the TSR of a group of the Company’s peers over such period. The number of shares and market value shown is based upon the achievement of a maximum performance goal based on the Company’s achievement of the target performance goal with respect to the PB-TSR awards that were granted in 2015 and vested in 2017. The award vesting date is February 9, 2019.

(8)

Represents RS awards. The first, second, and third tranches of the awards vested on February 7, 2016, February 7, 2017, and February 7, 2018, respectively.

(9)

Represents PB-TSR awards granted in 2015 with a performance tracking period running from January 1, 2015, to December 31, 2017. PB-TSR awards are earned and paid out in shares of Common Stock at the end of the three-year tracking period based upon the ranking of the Company’s TSR relative to the TSR of a group of the Company’s peers over such period. The number of shares and market value shown is based upon actual award performance through December 31, 2017, of 192.5% (percentile rank of 87th), as certified by the Compensation Committee on January 24, 2018. The award vested on February 7, 2018.

(10)

Represents a sign-on award granted under Ms. Lohmeier’s employment agreement. The first, second, and third tranches of the award vested on February 7, 2016, February 7, 2017, and February 7, 2018, respectively.

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Option Exercises and Stock Vested for Fiscal Year 2017

The following table presents information regarding NEO stock awards that vested in 2017. Values reflected below are gross amounts that do not include any reductions for tax withholding. The Company has not granted any options or option-like awards.

	Grant Date	Vesting Date	No. of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas C. Gentile, III
Sign-on(1)	4/1/2016	4/1/2017	32,666	1,912,758
TOTAL			32,666	1,912,758
Sanjay Kapoor
Sign-on(2)	11/6/2013	9/23/2017	8,464	666,049
PB One-Time(3)	6/4/2016	6/4/2017	14,138	797,666
PB-TSR(4)	5/8/2014	5/8/2017	7,912	423,015
RS(5)	5/8/2014	5/8/2017	11,658	623,295
RS(6)	2/9/2016	2/9/2017	7,609	428,311
RS(7)	2/7/2015	2/7/2017	5,787	327,718
TOTAL			55,568	3,266,054
Samantha Marnick
PB One-Time(3)	6/4/2016	6/4/2017	7,369	415,759
PB-TSR(4)	5/8/2014	5/8/2017	6,246	333,942
RS(5)	5/8/2014	5/8/2017	4,239	226,638
RS(8)	5/7/2013	5/7/2017	7,921	426,189
RS(8)	5/7/2013	5/7/2017	7,921	426,189
RS(6)	2/9/2016	2/9/2017	3,966	223,246
RS(7)	2/7/2015	2/7/2017	3,073	174,024
TOTAL			40,735	2,225,988
Duane F. Hawkins
PB-TSR(4)	5/8/2014	5/8/2017	5,330	284,968
RS(5)	5/8/2014	5/8/2017	3,616	193,329
Sign-on(9)	8/15/2013	5/7/2017	6,105	328,480
RS(6)	2/9/2016	2/9/2017	5,764	324,456
RS(7)	2/7/2015	2/7/2017	3,226	182,688
TOTAL			24,041	1,313,921
Michelle J. Lohmeier
RS(6)	2/9/2016	2/9/2017	4,655	262,030
Sign-on(10)	8/4/2015	2/7/2017	6,889	390,124
TOTAL			11,544	652,154

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(1)

Represents shares received as a sign-on award under Mr. Gentile’s employment agreement. The value realized on vesting represents the number of shares multiplied by $58.555, the average of the high and low prices of Common Stock on March 31, 2017, the business day prior to the vesting date.

(2)

Represents shares received as a sign-on award under Mr. Kapoor’s employment agreement. The value realized on vesting represents the number of shares multiplied by $78.692, the average of the high and low prices of Common Stock on September 22, 2017, the business day prior to the vesting date.

(3)

Represents PB One-Time awards granted to each of Mr. Kapoor and Ms. Marnick. The value realized on vesting represents the number of shares multiplied by $56.42, the average of the high and low prices of Common Stock on June 2, 2017, the business day prior to the vesting date.

(4)

Represents shares under a PB-TSR award with a performance tracking period from May 1, 2014, to April 30, 2017. Performance was certified by the Compensation Committee on May 8, 2017, at a percentile rank of 98.8th and a resulting payout of 200%. The value realized on vesting represents the number of shares multiplied by $53.465, the average of the high and low prices of Common Stock on the vesting date.

(5)

Represents shares under a RS award. The value realized on vesting represents the number of shares multiplied by $53.465, the average of the high and low prices of Common Stock on the vesting date.

(6)

Represents shares under a RS award. The value realized on vesting represents the number of shares multiplied by $56.29, the average of the high and low prices of Common Stock on the vesting date.

(7)

Represents shares under a RS award. The value realized on vesting represents the number of shares multiplied by $56.63, the average of the high and low prices of Common Stock on the vesting date.

(8)

Represents shares under a RS award. The value realized on vesting represents the number of shares multiplied by $53.805, the average of the high and low prices of Common Stock on May 5, 2017, the business day prior to the vesting date.

(9)

Represents shares received as a sign-on award under Mr. Hawkins’ employment agreement. The value realized on vesting represents the number of shares multiplied by $53.805, the average of the high and low prices of Common Stock on May 5, 2017, the business day prior to the vesting date.

(10)

Represents shares received as a sign-on award under Ms. Lohmeier’s employment agreement. The value realized on vesting represents the number of shares multiplied by $56.63, the average of the high and low prices of Common Stock on the vesting date.

Nonqualified Deferred Compensation

The following table presents information concerning each of the Company’s defined contribution or other plans that provides for the deferral of compensation of the NEOs on a basis that is not tax qualified.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	(1)	Aggregate Earnings in Last FY ($)	(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Thomas C. Gentile, III		600,000		6,979			606,979
Sanjay Kapoor
Samantha Marnick		100,000		3,548			205,469	(3)
Duane F. Hawkins
Michelle J. Lohmeier		47,500		1,719			122,664	(4)

(1)

These amounts represent Company contributions to the DCP and are included in the “All Other Compensation” column of the Summary Compensation Table.

(2)

These amounts represent earnings on plan balances from January 1-December 31, 2017 and are not included in the Summary Compensation Table.

(3)

This amount includes $101,921 consisting of executive contributions, Company contributions, and earnings on balances prior to 2017 (and as reported in our 2016 proxy statement).

(4)

This amount includes $73,445 consisting of executive contributions, Company contributions, and earnings on balances prior to 2017 (and as reported in our 2016 proxy statement).

More information on the DCP can be found under “Other Compensation Elements and Information - Benefits and Perquisites” on page 45. There were no “above-market” earnings (defined by SEC rule as that portion of interest that exceeds 120% of the applicable federal long-term rate) under the DCP during fiscal year 2017, as the Company used 120% of the applicable federal long-term rate to determine the amounts to be contributed.

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Potential Payments Upon Termination or Change-in-Control

The Company believes competitive severance protection is an appropriate incentive in attracting and retaining talent and, accordingly, has provided for certain termination compensation through individual employment agreements. In addition, when appropriate, the Company has also agreed to individual severance arrangements at the time of termination of employment, taking into account the specific facts and circumstances of termination. The Company does not maintain any change-in-control agreements or other similar plans or arrangements intended specifically to provide income protection for executive officers upon a change-in-control.

In addition, the Company maintains several programs - the STIP, LTIP, Perquisite Allowance Program, and DCP - that deliver benefits upon certain types of termination or a change-in-control.

Information about these severance benefits is contained below followed by a table summarizing the monetary benefits upon triggering events.

Employment Agreements

Spirit maintains employment agreements with all of its NEOs. However, only the employment agreements of Messrs. Gentile and Kapoor currently provide for any payments to be made, or benefits provided, beyond the date of termination. These benefits are paid only in the circumstances described below. Receipt of these benefits is conditioned upon the execution of a release of claims against the Company and satisfaction of a covenant not to compete and a covenant not to solicit customers or employees of Spirit.

Termination Without Cause or For Good Reason

Upon a termination without cause or for good reason, Messrs. Gentile and Kapoor will be entitled to their base salary in effect prior to termination and the costs of providing COBRA medical and dental benefits coverage for a period of 12 months. In addition, if such termination occurs for Mr. Gentile before April 1, 2018, any unvested shares of restricted stock that were awarded as a signing bonus under his employment agreement will immediately vest. In addition, if such a termination occurs before April 1, 2019, the following long-term incentives will vest to the extent not previously vested:

•

66 2/3% of the RS award granted to Mr. Gentile in 2017 - 36,915 shares of Common Stock; and

•

33 1/3% of the RS award granted to Mr. Gentile in 2018 (provided the 2018 RS awards have been made on or prior to the date of termination) - 13,994 shares of Common Stock.

Termination of Mr. Kapoor due to expiration of his employment agreement without renewal constitutes a termination without cause.

A termination for “good reason” is a voluntary termination of employment by the executive within 90 days after one of the following conditions:

(1)

For Mr. Gentile: If he is assigned to a diminished position prior to April 1, 2019.

(2)

For Mr. Kapoor: Upon a change-in-control or within 12 months thereafter, the executive is not offered continued employment in a position other than a diminished position.

A position is a “diminished position” if it reflects: (1) a material diminution in base compensation; (2) a material diminution in authority, duties, or responsibilities; (3) a change in reporting requirements; (4) relocation of the executive’s principal office to a location greater than 50 miles from Wichita, Kansas; or (5) any action or inaction on Spirit’s part that constitutes a material breach by Spirit of the employment agreement.

For Mr. Kapoor, a ’‘change-in-control’’ means (a) a transaction where any person acquires more than 50% of the Company’s total voting power, or (b) a transaction where the Company sells or transfers all or substantially all of its assets to a person if all or substantially all of the proceeds are distributed to the Company’s stockholders.

For context, a “for cause” termination is defined as a termination resulting from the following:

(1)

Commission of a material breach or acts involving moral turpitude, fraud, dishonesty, unauthorized disclosure of confidential information, the commission of a felony, or material violations of the Company’s policies;

(2)

Direct and deliberate acts constituting a material breach of the duty of loyalty;

(3)

Refusal or material failure (other than by reason of disability) to perform job duties and responsibilities if not remedied within 30 days after receiving written notice thereof;

(4)

material underperformance, as reflected in two consecutive performance reviews provided no less than six months apart; or

(5)

inability to obtain and maintain the appropriate level of U.S. security clearance.

Voluntary Termination without Good Reason

In the event Mr. Gentile voluntarily terminates his employment with the Company before April 1, 2018, any unvested shares of restricted stock that were awarded as a signing bonus under his employment agreement will immediately vest.

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Awards under the OIP: ACI and Long-Term Incentives

Annual Cash Incentive

In the event of a “Qualifying Retirement” that occurs 90 days or more after the beginning of the plan year, the participant will be entitled to receive a prorated ACI based on full-year performance metrics actually achieved for such year. None of the NEOs qualify for this benefit.

In the event of a change-in-control of the Company, each participant who incurs a Qualifying Termination, either in anticipation of the change-in-control or during the period beginning 30 days before the date of the change-in-control and ending two years after the change-in-control, will be entitled to receive a cash award equal to the full-year ACI that the participant would have been entitled to receive for the year during which such termination occurs had the target performance metrics established for that year been met.

Long-Term Incentives

2017 Long-Term Incentives. Except as otherwise provided in a participant’s award agreement, each participant who incurs a Qualifying Termination either in anticipation of the change-in-control or during the period beginning 30 days before the date of the change-in-control and ending two years after the change-in-control, will become fully vested upon termination of employment. If an award is subject to performance conditions, the portion that vests will, at the discretion of the Compensation Committee, be determined based upon actual performance through the date of the change-in-control (or, if later, the date of the Qualifying Termination) or, if the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance.

In addition, each such participant who qualifies for accelerated vesting above will also receive a cash award equal to the dollar value of the long-term incentive that would have been made to the participant in the ordinary course of business within the 12-month period following the date of termination based on the participant’s annual base pay in effect on the date of termination.

2015 and 2016 Long-Term Incentives. Except as otherwise provided in a participant’s award agreement, the unvested long-term incentives of a participant who is employed by Spirit on the date of a change-in-control, or whose employment was involuntarily terminated by Spirit (other than for Cause) within the ninety (90) days preceding a change-in-control, become fully vested upon a change-in-control. If an award under the LTIP is subject to performance conditions, the portion that vests will, at the discretion of the Compensation Committee, be determined based upon actual performance through the date of the change-in-control or, if the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance.

In addition, each such participant who qualifies for accelerated vesting above will also receive a cash award equal to the dollar value of the long-term incentive that would have been made to the participant in the ordinary course of business within the 12-month period following the date of termination based on the participant’s annual base pay in effect on the date of termination.

Definitions:

“Qualifying Termination” means a participant’s termination either (i) by the Company without Cause, or (ii) by the participant for Good Reason.

“Cause” means, unless an award agreement states otherwise, that the Company has “cause” to terminate the employee, as defined in any applicable employment or consulting agreement, or any of the following has occurred:

(1)

gross negligence or willful misconduct in the exercise of responsibilities;

(2)

breach of fiduciary duty;

(3)

material breach of any provision of an employment contract or consulting agreement;

(4)

the commission of a felony crime or crime involving moral turpitude;

(5)

theft, fraud, misappropriation, or embezzlement (or reasonable suspicion of the same);

(6)

willful violation of any federal, state, or local law (except traffic violations and other similar matters not involving moral turpitude); or

(7)

refusal to obey any resolution or direction of the participant’s supervisor or the Board.

“Good Reason” means a voluntary termination within ninety (90) days after the participant is assigned to a diminished position, so long as the participant has, within thirty (30) days after being assigned to such diminished position, notified the Company of the participant’s intent to terminate as a result of such assignment and within thirty (30) days after receipt of that notice the Company has not reassigned the participant to a position that is not a diminished position.

“Diminished position” means a position that reflects any of the following changes or actions, unless the participant has consented to the change or action in writing: (A) a material diminution in the participant’s base compensation; (B) a material diminution in the participant’s authority, duties, or responsibilities or associated job title; (C) relocation of the participant’s principal office to a location that is greater than 50 miles from the location of the participant’s

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principal office immediately before such relocation; or (D) any action or inaction with respect to the terms and conditions of the participant’s service that constitutes a material breach by the Company of any written agreement between the participant and the Company.

A “Qualifying Retirement” is defined, for purposes of the STIP, as a voluntary termination of employment on or after attaining the age of 55 with at least 10 years of service with the Company and its affiliates or the age of 60 with at least five years of such service.

A change-in-control is (1) a transaction pursuant to which a person, or more than one person acting as a group, acquires more than 50% of the total voting power of the stock of the Company, (2) a merger or consolidation involving the Company in which the Company is not the surviving entity, or (3) a transaction that is a sale of all or substantially all the assets of the Company if all or substantially all the proceeds from such transaction are distributed to the stockholders of the Company.

Perquisite Allowance Plan

Upon the occurrence of a change-in-control of the Company, an NEO who incurs a Qualifying Termination (as defined under the OIP, above) either in anticipation of the change-in-control or during the period beginning 30 days before the change-in-control and ending two years after the closing of the change-in-control would have been entitled to receive a cash award equal to (1) any remaining unused portion of the NEO’s allowance for the calendar year in which the Qualifying Termination occurs, plus (2) an amount equal to 100% of the NEO’s allowance for the calendar year in which the Qualifying Termination occurs.

Deferred Compensation Plan

Individuals participating in the DCP are entitled to receive payment of amounts credited to their deferred compensation accounts under the DCP upon a separation from service. However, in the event of a termination for cause, no amounts credited to the employer match account or employer discretionary contribution amount shall be payable to the participant. Payment to a participant of any employer matching or discretionary contributions made under the DCP is subject to satisfaction by the participant of non-competition, non-solicitation, and confidentiality requirements during the term of the participant’s employment and for so long as the participant receives payments under the DCP.

For purposes of the DCP, a “termination for cause” means a separation from service involving (1) gross negligence or willful misconduct in the exercise of responsibilities; (2) breach of fiduciary duty; (3) material breach of any provision of an employment contract; (4) the commission of a felony crime or crime involving moral turpitude; (5) theft, fraud, misappropriation, or embezzlement (or suspicion of the same); (6) willful violation of any federal, state, or local law (except traffic violations and other similar matters not involving moral turpitude); or (7) refusal to obey any resolution or direction of the participant’s supervisor or the Board.

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Summary Table-Potential Payments Upon Termination or Change-in-Control

The following table summarizes the value of compensation and benefits payable to each NEO upon termination that would exceed the compensation or benefits generally available to salaried employees. Benefits and payments are calculated using a termination date of December 31, 2017. For valuation purposes, the table below uses $87.25, the closing price of Common Stock on December 29, 2017, the last business day of the year. For purposes of presenting amounts payable over a period of time (e.g., salary continuation), the amounts are shown as a single total but not as a present value (i.e., the single sum does not reflect any discount).

	Severance(1) ($)	ACI(2) ($)	RS ($)	PB One-Time, PB-TSR and PB-FCF ($)	Cash Award in Respect of LTIP Awards(15) ($)	Perquisite Allowance Plan(16) ($)	Other Benefits(17) ($)	Total ($)
Tom C. Gentile, III
Voluntary Termination			2,850,109(3)					2,850,109
Termination for Cause
Involuntary Termination without Cause/ Termination by Executive for Good Reason	1,150,000		4,995,214(4)				20,713	6,195,927
Death or Disability
Change-in-Control			2,850,109(5)		5,175,000			8,025,109
Change-in-Control and Qualifying Termination		1,603,671	7,681,403(6)	2,641,668(11)	5,175,000	50,000		17,151,742
Sanjay Kapoor
Voluntary Termination
Termination for Cause
Involuntary Termination without Cause/ Termination by Executive for Good Reason	650,000						10,699	660,699
Termination Upon Expiration of Employment Agreement	650,000						10,699	660,699
Death or Disability
Change-in-Control			1,832,774(7)	2,764,516(12)	1,820,000			6,417,290
Change-in-Control and Qualifying Termination	650,000	650,000	3,531,880(8)	3,693,642(13)	1,820,000	26,000	10,699	10,382,221
Samantha Marnick
Change-in-Control			960,186(7)	1,448,176(12)	931,000			3,339,362
Change-in-Control and Qualifying Termination		490,000	1,829,371(8)	1,923,426(13)	931,000	26,000		5,199,797
Duane F. Hawkins
Change-in-Control			1,287,548(7)	1,012,798(12)	1,144,000			3,444,346
Change-in-Control and Qualifying Termination		518,192	2,355,576(8)	1,596,850(13)	1,144,000	26,000		5,640,618
Michelle J. Lohmeier
Change-in-Control			1,413,188(9)	486,506(14)	807,500			2,707,194
Change-in-Control and Qualifying Termination		475,000	2,167,116(10)	898,850(13)	807,500	26,000		4,374,461

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(1)

Represents annual base salary for 12 months pursuant to each recipient’s employment agreement. For Mr. Kapoor, with respect to the row titled “Change-in-Control and Qualifying Termination,” represents payment of severance to Mr. Kapoor provided he is terminated upon a change-in-control or within 12 months thereafter.

(2)

Represents a cash amount equal to the value of the full-year ACI that such NEO would have been entitled to receive for 2017 had the target performance metrics for 2017 been met.

(3)

Represents a cash amount equal to the unvested shares under Mr. Gentile’s sign-on award multiplied by $87.25.

(4)

Represents a cash amount equal to the unvested shares under Mr. Gentile’s sign-on award and 66 2/3% of the RS award granted to Mr. Gentile in 2017 multiplied by $87.25.

(5)

Represents a cash amount equal to the unvested shares under Mr. Gentile’s sign-on award multiplied by $87.25.

(6)

Represents a cash amount equal to the unvested shares under Mr. Gentile’s sign-on award and the unvested shares in the 2017 RS award multiplied by $87.25.

(7)

Represents a cash amount equal to the unvested shares under the 2015 and 2016 RS awards (awards granted prior to 2017 were subject to a single-trigger) multiplied by $87.25.

(8)

Represents a cash amount equal to the unvested shares under the 2015, 2016, and 2017 RS awards multiplied by $87.25.

(9)

Represents a cash amount equal to the unvested shares under Ms. Lohmeier’s sign-on award and the 2016 RS award multiplied by $87.25.

(10)

Represents a cash amount equal to the unvested shares under Ms. Lohmeier’s sign-on award and the unvested shares under the 2016 and 2017 RS awards multiplied by $87.25.

(11)

Represents a cash amount equal to the number of target shares with respect to the 2017 PB-TSR award multiplied by 162.5%, the projected payout percentage of the award as of December 29, 2017, multiplied by $87.25. Represents a cash amount equal to the number of target shares in the 2017 PB-FCF award multiplied by 0.00%, the projected payout percentage of the award as of December 29, 2017, multiplied by $87.25. The portion of PB-TSR and PB-FCF awards that vest upon a change-in-control and qualifying termination is determined by the Compensation Committee based upon actual performance through the date of the change-in-control.

(12)

Represents the sum of the following: (i) a cash amount equal to the number of target shares in the 2015 PB-TSR award multiplied by 192.5%, the projected payout percentage of the award as of December 29, 2017, multiplied by $87.25, plus (ii) a cash amount equal to the number of target shares in the 2016 PB-TSR award multiplied by 150.0%, the projected payout percentage of the award as of December 29, 2017, multiplied by $87.25. The portion of PB-TSR awards that vest upon a change-in-control and qualifying termination is determined by the Compensation Committee based upon actual performance through the date of the change-in-control. For Mr. Kapoor and Ms. Marnick, amount includes unvested shares under PB One-Time awards granted to Mr. Kapoor and Ms. Marnick in May 2016 multiplied by $87.25 (assuming full vesting of such awards upon a change-in-control based on an assumed determination of the Board of satisfactory performance as of the date of such change-in-control).

(13)

Represents the sum of the amount included in each person’s “Change-in-Control” column plus a cash amount equal to the number of target shares in the 2017 PB-TSR award multiplied by 162.5%, the projected payout percentage of the award as of December 29, 2017, multiplied by $87.25. Represents a cash amount equal to the number of target shares in the 2017 PB-FCF award multiplied by 0.00%, the projected payout percentage of the award as of December 29, 2017, multiplied by $87.25. The portion of PB-TSR and PB-FCF awards that vest upon a change-in-control and qualifying termination is determined by the Compensation Committee based upon actual performance through the date of the change-in-control.

(14)

Represents a cash amount equal to the number of target shares in the 2016 PB-TSR award multiplied by 150.0%, the projected payout percentage of the award as of December 29, 2017, multiplied by $87.25. The portion of PB-TSR awards that vest upon a change-in-control and qualifying termination is determined by the Compensation Committee based upon actual performance through the date of the change-in-control.

(15)

Represents a cash amount equal to the value of the full-year long-term incentive that would have been made to such NEO in the ordinary course of business within the 12-month period following the date of the change-in-control based on the participant’s annual base pay in effect on the date of such change-in-control.

(16)

Assumes that each NEO’s allowance for 2017 was entirely unused upon the occurrence of the change-in-control. Represents a cash award of (i) the remaining 2017 annual allowance, plus (ii) the allowance the NEO would receive for 2018.

(17)

Represents average monthly contribution toward COBRA medical and dental benefits coverage for 12 months pursuant to each recipient’s employment agreement.

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2017 CEO Pay Ratio

The 2017 annual total compensation of the Company’s CEO was $9,907,398. The 2017 annual total compensation of the median employee (excluding the CEO) was $70,452. The ratio between the two amounts is 141:1.

Determining the Median Employee

The Company believes that the ratio of pay included above is a reasonable estimate calculated in a manner consistent with applicable SEC rules.

To identify the median employee, we reviewed base pay paid to all of our employees as of October 1, 2017 (the ’‘Pay Ratio Employee Population’’). We used base pay as our compensation measure to avoid variations in pay due to overtime worked or other items that may yield one-time pay increases. As a result of such review, we identified 901 employees with similar median base pay. Subsequently, we reviewed total compensation paid to each of those 901 employees as of October 12, 2017, as reflected in the Compay’s payroll records, and estimated total compensation for each of those employees through December 31, 2017. Comparing total and expected earnings of each of the 901 employees, we identified ten employees with similar median pay. We studied each of the ten employees’ specific pay and employment circumstances and eliminated nine employees from the group that had significant variations in their pay due to one-time events occurring in 2017. The remaining employee from that analysis is our median employee.

The Pay Ratio Employee Population included all U.S. and non-U.S. persons employed by the Company on a full-time, part-time, seasonal, or temporary basis. Further, the Pay Ratio Employee Population excluded independent contractors and leased workers who provide services to the Company but are employed, and whose compensation is determined, by an unaffiliated third party. In calculating base pay for the Pay Ratio Employee Population, we did not make any assumptions, adjustments (including cost of living adjustments), or estimates with respect to base pay, and we did not annualize base pay. In calculating total compensation of each person in the group of 901 employees, we did not make any assumptions or adjustments (including cost of living adjustments), and we did not estimate annualized compensation for any full-time employees that were not employed by us for the full 2017-year through October 12, 2017.

As required by SEC rules, after identifying our median employee, we calculated annual total compensation for both our median employee and our CEO using the same methodology that we used to determine our NEOs’ annual total compensation for the Summary Compensation Table.

Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Compensation Committee Report

The Compensation Committee establishes and oversees the design and functioning of the Company’s executive compensation program. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section in this Proxy Statement with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2018 Annual Meeting of Stockholders and also be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year 2018.

Compensation Committee

Paul Fulchino, Chairman
Charles Chadwell
Robert Johnson

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PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

Ernst & Young LLP (“E&Y”) conducted the audit of the Company’s accounts for fiscal year 2017. The Audit Committee has selected E&Y as the Company’s independent registered public accounting firm for fiscal year 2018, and the Board is asking the Company’s stockholders to ratify that selection. The Company expects that representatives of E&Y will be present at the Annual Meeting and they may make a statement if they desire to do so. Further, the Company expects that such representatives will be available to respond to appropriate questions.

Voting Standard

The affirmative vote of a majority of stockholders present, in person or by proxy, will constitute the stockholders’ non-binding approval with respect to Proposal 3. With respect to Proposal 3, a stockholder may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions and broker non-votes will not be counted as votes “FOR” or “AGAINST” Proposal 3. However, because abstentions and broker non-votes will be counted as present at the Annual Meeting, they will have the effect of votes “AGAINST” Proposal 3. Unless otherwise instructed, the proxy holders will vote proxies received by them “FOR” the proposal.

If a majority of votes cast on this matter are not cast in favor of the selection of E&Y, the Audit Committee will reconsider the selection of such firm as the Company’s independent registered public accounting firm. Even if the Company’s stockholders vote on an advisory (non-binding) basis in favor of the selection, the Audit Committee may, in its discretion, direct the selection of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Proposal 3 is considered a routine matter under NYSE rules. As a result, brokers who do not receive voting instructions generally may vote on Proposal 3 in their discretion.

✓

The Board recommends you vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s pre-approval policy requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm prior to engagement. Under this policy, the Audit Committee has delegated approval authority to the Chair of the Audit Committee provided the Chair reports all pre-approval decisions in writing to the Audit Committee and the decisions are discussed at the Audit Committee’s next scheduled meeting. In 2017, all audit and permissible non-audit services provided by E&Y were pre-approved by the Audit Committee.

Audit and Other Fees

The fees incurred by the Company, including its majority-owned subsidiaries, for services provided by E&Y in 2016 and 2017 are set forth below. The Audit Committee concluded that the provision of the non-audit services listed below was compatible with E&Y’s independence.

	December 31,
	2016 (Dollars in thousands) ($)	2017 (Dollars in thousands) ($)
Audit Fees(1)	3,419.7	3,724.9
Audit-Related Fees(2)	230.5	593.1
Tax Fees(3)	128.9	259.5
All Other Fees(4)	0	369.0
TOTAL	3,779.1	4,946.5
(1)

Represents fees and expenses for professional services provided in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements, statutory audits, and advice on accounting matters directly related to the audit.

(2)

For 2017, represents $575.3 (in thousands) in fees related to implementation of FASB’s new revenue recognition standard and $17.8 (in thousands) in fees related to Exchange Act filings, comfort letters, and related matters. For 2016, represents $155.4 (in thousands) in fees related to implementation of FASB’s new revenue recognition standard and $75.1 (in thousands) in fees related to services provided in connection with the refinancing of our credit facility and bonds.

(3)

Represents fees and expenses for tax consultations and advice related to compliance with tax laws and tax planning strategies.

(4)

For 2017, represents amount billed to the Company related to merger and acquisition analysis.

Report of the Audit Committee

The Audit Committee currently consists of three non-employee directors. Each of the members of the Audit Committee satisfies the NYSE’s requirements with respect to independence and financial literacy. In addition, the Board of Directors has determined that Ms. Esteves and Mr. Raborn are audit committee financial experts as defined by the SEC. The responsibilities of the Audit Committee are set forth in its charter, which is available on our website at http://investor.spiritaero.com/govdocs. The Audit Committee’s responsibilities include the appointment, compensation, and oversight of the independent registered public accounting firm.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements as of and for the year ended December 31, 2017, as well as the representations of management regarding the Company’s internal control over financial reporting. The Audit Committee has discussed with the independent registered public accounting firm all items required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), including the Statement on Auditing Standards, No. 61, as amended by American Institute of Certified Public Accountants, Professional Standards, Vol. 1, AU section 380, as adopted by the PCAOB in Rule 3200T, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC, and selected E&Y as the Company’s independent registered public accounting firm for fiscal year 2018.

Audit Committee
Irene M. Esteves, Chair
John Plueger
Francis Raborn

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PROPOSAL 4

BOARD’S PROPOSAL TO LOWER THE SPECIAL MEETING OWNERSHIP THRESHOLD TO 25%

Overview

The Company’s bylaws currently provide that a special meeting of stockholders may be called by the holders of a majority of the Company’s outstanding Common Stock. After conducting a peer and market review, and in consideration of corporate governance best practices, the Board of Directors believes that it is appropriate to lower the threshold required to call special meetings to holders of 25% of the Company’s outstanding Common Stock. Accordingly, the Board has determined that stockholders should be provided the opportunity to consider this proposal that provides stockholders an enhanced right to request a special meeting and provides an appropriate balance of the competing interests described below.

Stockholders are being asked to approve, on a non-binding advisory basis, the Board’s proposal to allow stockholders who own at least 25% of the outstanding Common Stock and satisfy certain other procedures and requirements, to require the Company to call a special meeting of stockholders.

Elements of Proposal 4

The Board is requesting that stockholders vote ’‘FOR’’ an enhanced stockholder right to call special meetings that contains the following elements:

•

A special meeting of stockholders may be called by the written request of one or more stockholders of record representing in the aggregate at least 25% of the outstanding shares of Common Stock.

•

Stock ownership is determined under a ’‘net long’’ standard to provide assurances that stockholders possess full voting rights and the full economic interest in the shares that they purport to hold. Borrowed, loaned, or hedged shares will generally not count as owned.

•

Stockholders requesting to call a special meeting will be required to provide information similar to information required for stockholder proposals and director nominations in the Company’s current bylaws.

•

The special meeting right would be designed to prevent duplicative and unnecessary meetings and a special meeting request would not be valid if (i) the request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the request is received within 90 days prior to the anniversary of the previous annual meeting and before the date of the next annual meeting, or (iii) an annual or special meeting of the stockholders that included an identical or substantially similar item of business (“Similar Business”) was held not more than 120 days before the date that the request was received by the Company. The nomination, election, or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election, or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

The Board’s Reasoning

The Board believes that the right of stockholders to call a special meeting is a very important and fundamental right to public company stock ownership. However, overuse of the special meeting request right, or use of the mechanism by stockholders to advance their own narrow interests, could result in significant costs to the Company. Therefore, the Board seeks to achieve a balance between enhancing the stockholders’ right to request special meetings and preventing the Company and its stockholders from the expensive, disruptive, unproductive use of this right by a small minority of stockholders with narrow interests. The Board believes that 25% is the appropriate threshold to effectively create that balance.

Special meetings of stockholders cost the Company tens of thousands of dollars. This is due to the legal, printing, and mailing expenses involved with providing sufficient notice and information about such meetings and the expenses required to host the meeting. In addition, preparing for a special meeting requires significant attention from our management and diverts their attention from their primary role of creating long-term stockholder value by successfully executing our business strategy and operations.

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Due to the financial impact to the Company and significant focus required by the Board and management, stockholder meetings should be reserved to consider matters that a significant portion of stockholders believes warrant immediate attention and cannot be delayed for consideration until the next annual meeting. The Board considered the Company’s largely institutional ownership and market capitalization, relative to larger companies that have adopted a 25% threshold, when considering the appropriate threshold.

The adoption of special meeting rights with a meaningful threshold has become common among large public companies. The specific threshold varies from company to company, but for a number of years, 25% has been the most common threshold for public companies that have adopted a special meeting right. In addition, the Company engages with its stockholders frequently and on many topics. The Company is committed to listening and, when appropriate, taking action based on stockholder concerns. Our commitment to a strong engagement program and the value we place on stockholder input mitigates the need for stockholders to call special meetings. As a result of the Company’s engagement with stockholders and commitment to corporate governance best practices, the Company has adopted a proxy access right, has adopted a majority voting standard for uncontested director elections, and does not have super majority voting requirements for approval of a merger or amendments to the Company’s certificate of incorporation or bylaws. In addition, the Company does not have a classified board structure and has separated the roles of the chairman of the Board and the CEO. The Board is strongly committed to good corporate governance practices and, for the foregoing reasons, the Board believes that its Proposal 4 is in the best interests of the Company and all of its stockholders and should be approved.

Proposal 4 versus Proposal 5

Proposal 4 reflects the views of the Board and management, after consideration of corporate governance best practices and after conducting a peer and market review, while Proposal 5 reflects the view of one stockholder. The Board believes that the special meeting threshold of 10% sought by Proposal 5 would not effectively balance the interests of the stockholders against the potential for corporate waste. At a 10% threshold, owners of a small minority of shares could call a special meeting to consider a matter of little or no interest to most stockholders, while a 25% threshold, coupled with procedural requirements, appropriately advances the rights of stockholders. Accordingly, the Board requests you to vote ’‘FOR’’ Proposal 4 and ’‘AGAINST’’ Proposal 5.

Effect of Voting Outcome

You should carefully read the descriptions of each proposal, and the Board’s statement in opposition to Proposal 5. Although Proposal 4 and Proposal 5 concern the same subject matter, the terms and effects of each proposal differ. You may vote for both proposals, and approval of one proposal is not conditioned on approval or disapproval of the other.

If Proposal 4 is approved by a majority of stockholders present at the Annual Meeting, the Board will amend the Company’s bylaws to provide for an enhanced special meeting right with the elements described under ’‘Elements of Proposal 4,’’ above. However, because Proposal 4 is non-binding, if Proposal 4 is not approved, the Board will take Proposal 4 under further advisement to determine appropriate next steps and may nevertheless amend the Company’s bylaws to reflect the enhanced special meeting right.

If both Proposal 4 and Proposal 5 are approved, then the stockholders will have approved two different and conflicting proposals. In such case, the Board expects that it will implement the special meeting right it believes is appropriate, based on the reasons set forth above, which is set forth in this Proposal 4. The Board will consider approval of this Proposal 4 as supporting the implementation of such proposal, even if Proposal 5 is also approved.

Voting Standard

The affirmative vote of a majority of stockholders present, in person or by proxy, will constitute the stockholders’ non-binding approval with respect to Proposal 4.

With respect to Proposal 4, a stockholder may vote ’‘FOR,’’ ’‘AGAINST,’’ or ’‘ABSTAIN.’’ Abstentions and broker non-votes will not be counted as votes ’‘FOR’’ or ’‘AGAINST’’ Proposal 4. However, because abstentions and broker non-votes will be counted as present at the Annual Meeting, they will have the effect of votes ’‘AGAINST’’ Proposal 4.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on non-routine matters such as this one unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on the matter.

✓

The Board recommends that you vote “FOR” the Board’s proposal to lower the special meeting ownership threshold to 25%.

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PROPOSAL 5

STOCKHOLDER PROPOSAL: SPECIAL SHAREOWNER MEETING IMPROVEMENT

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Scores of Fortune 500 companies allow 10% of shares to call a special meeting. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal may be particularly timely because we may now have a need for board refreshment after 2018 with 3 directors past age 73:

Charles Chadwell
Richard Gephardt
Francis Raborn

Any claim that a shareholder right to call a special meeting can be costly—may be largely moot. When shareholders have a good reason to call a special meeting - our board should be able to take positive responding action to make a special meeting unnecessary.

Please vote to improve management accountability to shareholders: Special Shareholder Meeting Improvement—Proposal 5

The Board of Directors’ Statement in Opposition

The Company agrees that an enhanced special meeting right is an important corporate governance practice. However, the Board believes that a special meeting right requiring a threshold of only 10% may result in disruptive, unproductive use of the mechanism that is not in the best interests of the Company and its stockholders. Due to the Company’s largely institutional ownership, this could mean that only one or two stockholders (among tens of thousands) could call a special meeting. This is particularly true considering the Company’s market capitalization relative to other companies that have determined that thresholds higher than 10% are appropriate. Such a threshold could result in the Company and other stockholders being held hostage to topics that do not concern them or may be of little or no importance to them. Accordingly, the Board recommends that stockholders vote ’‘AGAINST’’ Proposal 5.

As mentioned in Proposal 4, an effective enhanced special meeting right must appropriately guard against misuse. A special meeting is a time-consuming process that will draw the Board and management’s attention away from business operations and maximizing stockholder value through appropriate strategic initiatives. The process will also divert Company funds towards preparing and distributing proxy materials and preparing for the meeting.

After balancing these important, yet competing interests, the Board determined that the 25% threshold proposed by the Board in Proposal 4 effectively safeguards the interests of the Company and its stockholders. It is small enough for stockholders that feel the same way about a topic to effectively pool together and request a meeting. However, it is not so small that it allows the special meeting process to be held hostage by minority stockholders seeking to advance their own interests.

For these reasons, the Board requests that you vote “AGAINST” the foregoing stockholder proposal, Proposal 5.

Voting Standard

The affirmative vote of a majority of stockholders present, in person or by proxy, will constitute the stockholders’ non-binding approval with respect to Proposal 5.

With respect to Proposal 5, a stockholder may vote ’‘FOR,’’ ’‘AGAINST,’’ or ’‘ABSTAIN.’’ Abstentions and broker non-votes will not be counted as votes ’‘FOR’’ or ’‘AGAINST’’ Proposal 5. However, because abstentions and broker non-votes will be counted as present at the Annual Meeting, they will have the effect of votes ’‘AGAINST’’ Proposal 5.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on non-routine matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 5 if you want your broker to vote your shares on the matter.

×

The Board recommends that you vote “AGAINST” the foregoing stockholder proposal.

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GENERAL INFORMATION REGARDING THE ANNUAL MEETING

Questions and Answers About the Annual Meeting and Voting

Why am I being asked to vote?

The Company’s Board of Directors is asking you to vote with respect to proposals being presented at the Company’s Annual Meeting. You may either vote in person at the Annual Meeting, through the Internet, or, if you received a paper copy of the materials, by returning a proxy card or voting information form. If you want to vote in person by attending the Annual Meeting, please read “How do I attend the Annual Meeting?’

Who can vote at the Annual Meeting?

You are entitled to vote if our records show that you were a stockholder of record as of the record date, February 26, 2018. On the Record Date, there were 113,173,726 shares of Common Stock outstanding, held of record by approximately 1,119 stockholders. Each outstanding share of Common Stock is entitled to one vote.

Why did I receive a Notice and not a full set of materials?

In 2018, we primarily delivered our proxy materials to stockholders over the Internet by using “notice and access” delivery, rather than mailing paper copies to each stockholder. Using this method has reduced our printing and mailing costs and the impact of our Proxy Statement on the environment. If you received a Notice by mail or email, you will not receive a paper copy of the proxy materials or Annual Report unless you request one. Instead, the Notice will tell you how to access these materials over the Internet. If you received a Notice and would like to request a full set of printed materials, you may do so by following the instructions provided under “How do I request a printed set of proxy materials?”

If you are a beneficial owner, the Notice has been forwarded to you by your broker or bank, who is considered, with respect to your shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares.

How do I view the Proxy Statement online?

Go to www.proxyvote.com and follow the instructions to view the materials. You will need to provide the 16-digit control number printed in the box marked by the arrow located on the Notice.

How do I request a printed set of proxy materials?

You can easily request a paper copy of the proxy materials at no cost to you using one of the following methods:

•

By Internet at www.proxyvote.com

•

By Telephone, toll free at 1-800-579-1639

•

By Email to sendmaterial@proxyvote.com

You will need to provide the 16-digit control number printed in the box marked by the arrow located on the Notice. When sending your request by email, send a blank email with the 16-digit control number in the subject line.

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How can I vote my shares?

By Internet.

You may vote your shares via the Internet at www.proxyvote.com. You will need to provide the 16-digit control number printed in the box marked by the arrow located on the Notice.

In Person at the Annual Meeting.

You may vote your shares in person at the Annual Meeting. Please see “How do I attend the annual meeting?”

By Mail.

If you received a paper copy of the proxy materials, you may vote your shares by returning your completed and executed proxy card or voting instruction form by mail.

You are encouraged to read all of the proxy materials before voting your shares as they contain important information for making an informed voting decision.

How many shares must be present to hold the meeting?

A quorum is necessary for us to hold the Annual Meeting. A quorum is the presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to vote. Your shares will be counted as being present for purposes of determining a quorum if you attend the Annual Meeting and vote in person or properly return proxy instructions. Abstentions (where you abstain from voting) will be counted for purposes of establishing a quorum. Further, the Company will also count broker non-votes for the purpose of determining the presence or absence of a quorum. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter.

What vote is required to approve each item?

For Proposal 1 - the Election of Directors - a director nominee will be elected if the votes “FOR” that nominee exceed the votes “AGAINST” that nominee. Abstentions and broker non-votes will have no effect on the proposal.

Proposals 2-5 require the affirmative “FOR” vote of a majority of shares present, in person or by proxy. Abstentions and broker non-votes will have the effect of a vote against the proposal.

How do I vote as a beneficial owner?

If you hold your stock as a beneficial owner, you will need to provide your voting instructions directly to your bank or broker in order to have your shares voted according to those instructions. If you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank, or other nominee and bring it to the meeting, and submit it with your vote. If you do not submit voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will not be permitted to vote your shares in their discretion on Proposal 1, 2, 4, or 5, but may still be permitted to vote your shares in their discretion on Proposal 3.

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If I vote by proxy, what voting options do I have?

The Board-designated proxies are Robert Johnson and Stacy Cozad. With respect to all proposals, you may instruct the proxies to vote “FOR” or “AGAINST” each proposal, or you may instruct the proxies to “ABSTAIN” from voting. The shares will be voted in accordance with the instructions specified on the proxy card or voting information form. If no instructions are provided, your shares will be voted as recommended by the Board of Directors: ’‘FOR’’ each director nominee, ’‘FOR’’ ratification of the appointment of the independent registered public accounting firm, ’‘FOR’’ the advisory vote to approve NEO compensation, “FOR” ratification of the appointment of the independent registered public accounting firm, “FOR” the Board’s proposal to lower the special meeting ownership threshold to 25%, and ’‘AGAINST’’ the stockholder proposal.

Can I change my vote?

Before the Annual Meeting, you have the power to revoke your proxy and change your vote. If you hold your shares in street name, you must follow the instructions of your broker, bank, or other nominee to revoke your proxy. If you are a holder of record and wish to revoke your proxy, you must provide instructions by Internet, in writing or by voting in person at the Annual Meeting. The Company’s principal executive offices are located at 3801 S Oliver St., Wichita, KS 67210-2112.

Who counts the votes?

Votes will be received and tabulated by Broadridge, the Company’s inspector of elections for the Annual Meeting.

How do I attend the Annual Meeting?

To attend the meeting, you must be a stockholder as of the Record Date. For stockholders of record who received a paper copy of the proxy materials, the top half of your proxy card is your admission ticket. For stockholders of record who received a Notice, please request an admission ticket by writing to the Corporate Secretary, Spirit AeroSystems Holdings, Inc., 3801 S. Oliver St., Wichita, KS 67210-2112 or send an email to CorporateSecretary@spiritaero.com. Your request must be received by the close of business on April 24, 2018. At the meeting, we will request a government-issued photo i.d. and confirm your Common Stock ownership against our list of registered stockholders.

If you hold your shares in street name, you will need to request an admission ticket in writing as set forth above and will need to bring proof of Common Stock ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank, or other nominee that holds your shares, and submit it with your vote.

Please note that the use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media. We realize that many cellular phones and other wireless mobile devices have built in digital cameras, and while these devices may be brought into the venue, the camera function may not be used at any time.

What is householding?

Where the Company is delivering a paper copy of the Proxy Statement and Annual Report to an address at which two or more stockholders reside, SEC rules permit us to deliver a single copy rather than two. This allows us to eliminate multiple unnecessary mailings. If this situation applies to you and you want to receive more than one set, please follow the instructions under “How do I request a printed set of proxy materials?”

Who is paying for this proxy solicitation?

The Company is soliciting the proxies accompanying this Proxy Statement. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of Spirit, none of whom will receive any additional compensation for their services. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of out-of-pocket expenses. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All the costs of solicitation of proxies will be paid by the Company.

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What happens if an incumbent director nominee is not elected at the Annual Meeting?

If an incumbent director nominee is not elected and no one is elected in his or her place, then, under Delaware General Corporation Law, the director would continue to serve as a “hold-over director.” Under our bylaws, the director is required to tender his resignation to the Board. Upon receipt of the resignation, the Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation. In considering the tendered resignation, the Board will consider the Governance Committee’s recommendation as well as any other factors it deems relevant, which may include:

•

The qualifications of the director whose resignation has been tendered;

•

The director’s past and expected future contributions to the Company;

•

The overall composition of the Board and its committees;

•

Whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation (including NYSE listing standards and the federal securities laws); and

•

The percentage of outstanding shares represented by the votes cast at the Annual Meeting.

The Board will act on a tendered resignation within 90 days following certification of the stockholder vote for the Annual Meeting and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, in a filing with the SEC, or by other public announcement, which may include a posting on the Company’s website.

If a director’s resignation is accepted by the Board, or if a nominee for director who is not an incumbent director is not elected, the Board may fill the resulting vacancy or may decrease the size of the Board pursuant to the Company’s bylaws.

Where can I find the voting results after the Annual Meeting?

At the conclusion of the Annual Meeting, we will announce preliminary voting results. Final voting results will be disclosed in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

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Stockholder Proposals and Director Nominations for the 2019 Annual Meeting

Proposals of stockholders intended to be included in the Company’s proxy statement for presentation at the Company’s 2019 Annual Meeting of Stockholders must be received by the Company at its offices no later than November 12, 2018 (120 days preceding the one-year anniversary of the Mailing Date) and must otherwise comply with SEC rules in order to be eligible for inclusion in the proxy statement for the 2019 Annual Meeting of Stockholders.

In addition, pursuant to the Company’s bylaws, a stockholder desiring to propose any matter for consideration at the 2019 Annual Meeting of Stockholders, other than through inclusion in the Company’s proxy materials, must notify the Company’s Corporate Secretary at the Company’s offices, on or before December 26, 2018 (120 days prior to the one-year anniversary of the immediately preceding annual meeting).

Pursuant to our bylaws, a stockholder may nominate an individual for election as a director at the 2019 Annual Meeting of Stockholders by providing notice to the Company’s Corporate Secretary at the address set forth below by December 26, 2018 (120 days preceding the one-year anniversary of the immediately preceding annual meeting) (the “Nominee Deadline”). Further, pursuant to the Company’s proxy access right, a stockholder may elect to have their nominee included in the Company’s proxy statement if the stockholder provides notice to the Company’s Corporate Secretary at the address set forth below by the Nominee Deadline and expressly elects to have such nominee included in the Company’s proxy materials pursuant to Section 1.13 of the Company’s bylaws. Any notice of a nomination must be made in compliance with the procedures required by the Company’s bylaws.

Stockholder recommendations and nominations for candidates to the Board as described above should be sent to the Company’s Corporate Secretary at 3801 S Oliver St., Wichita, KS 67210-2112.

Annual Report

The Company's 2017 Annual Report on Form 10-K is available at www.spiritaero.com. The Company will provide to any stockholder, without charge, a paper copy of the 2017 Annual Report on Form 10-K upon written request to Spirit AeroSystems Holdings, Inc., Corporate Secretary, 3801 S. Oliver St., Wichita, KS 67210-2112.

By order of the Board of Directors.
Sincerely,

Stacy Cozad
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Spirit AeroSystems Holdings, Inc.

March [•], 2018

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement includes “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would,” and other similar words or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown, including, but not limited to, those described in the “Risk Factors” section of our Annual Report on Form 10-K. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:

• our ability to continue to grow our business and execute our growth strategy, including the timing, execution, and profitability of new and maturing programs;

• our ability to perform our obligations under our new and maturing commercial, business aircraft, and military development programs, and the related recurring production;

• our ability to accurately estimate and manage performance, cost, and revenue under our contracts, including our ability to achieve certain cost reductions with respect to the B787 program;

• margin pressures and the potential for additional forward losses on new and maturing programs;

• our ability to accommodate, and the cost of accommodating, announced increases in the build rates of certain aircraft;

• the effect on aircraft demand and build rates of changing customer preferences for business aircraft, including the effect of global economic conditions on the business aircraft market and expanding conflicts or political unrest in the Middle East or Asia;

• customer cancellations or deferrals as a result of global economic uncertainty or otherwise;

• the effect of economic conditions in the industries and markets in which we operate in the U.S. and globally and any changes therein, including fluctuations in foreign currency exchange rates;

• the success and timely execution of key milestones such as the receipt of necessary regulatory approvals and customer adherence to their announced schedules;

• our ability to successfully negotiate, or re-negotiate, future pricing under our supply agreements with Boeing and our other customers;

• our ability to enter into profitable supply arrangements with additional customers;

• the ability of all parties to satisfy their performance requirements under existing supply contracts with our two major customers, Boeing and Airbus, and other customers, and the risk of non-payment by such customers;

• any adverse impact on Boeing’s and Airbus’ production of aircraft resulting from cancellations, deferrals, or reduced orders by their customers or from labor disputes, domestic or international hostilities, or acts of terrorism;

• any adverse impact on the demand for air travel or our operations from the outbreak of diseases or epidemic or pandemic outbreaks;

• our ability to avoid or recover from cyber-based or other security attacks, information technology failures, or other disruptions;

• returns on pension plan assets and the impact of future discount rate changes on pension obligations;

• our ability to borrow additional funds or refinance debt;

• competition from commercial aerospace original equipment manufacturers and other aerostructures suppliers;

• the effect of governmental laws, such as U.S. export control laws and U.S. and foreign anti-bribery laws such as the Foreign Corrupt Practices Act and the United Kingdom Bribery Act, and environmental laws and agency regulations, both in the U.S. and abroad;

• the effect of changes in tax law, such as the effect of The Tax Cuts and Jobs Act that was enacted on December 22, 2017, and changes to the interpretations of or guidance related thereto, and the Company’s ability to accurately calculate and estimate the effect of such changes;

• our ability to effectively assess, manage, and integrate acquisitions that we pursue;

• our ability to continue selling certain of our receivables through our supplier financing program;

• any reduction in our credit ratings;

• our dependence on our suppliers, as well as the cost and availability of raw materials and purchased components;

• our ability to recruit and retain a critical mass of highly-skilled employees and our relationships with the unions representing many of our employees;

• spending by the U.S. and other governments on defense;

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• the possibility that our cash flows and our credit facility may not be adequate for our additional capital needs or for payment of interest on and principal of our indebtedness;

• our exposure under our revolver to higher interest payments should interest rates increase substantially;

• the risks of doing business internationally, including fluctuations in foreign current exchange rates, impositions of tariffs or embargoes, compliance with foreign laws, and domestic and foreign government policies, among other things;

• the effectiveness of any interest rate hedging programs;

• the effectiveness of our internal control over financial reporting;

• the outcome or impact of ongoing or future litigation, claims, and regulatory actions; and

• our exposure to potential product liability and warranty claims.

These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should review carefully the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for a more complete discussion of these and other factors that may affect our business.

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APPENDIX A

NON-GAAP FINANCIAL MEASURES

Overview

In addition to reporting our financial information in our Annual Report on Form 10-K using U.S. Generally Accepted Accounting Principles (“GAAP”), management believes that certain non-GAAP measures (which are indicated by * in this Proxy Statement) provide investors with important perspectives into the Company’s on-going business performance. The non-GAAP measures we use in this Proxy Statement are (i) adjusted diluted earnings per share (“Adjusted EPS”), (ii) free cash flow (“Free Cash Flow”), (iii) adjusted free cash flow (“Adjusted Free Cash Flow”), and (iv) adjusted earnings before interest and taxes (“Adjusted EBIT”), which are described further below. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define and calculate the measures differently than we do, limiting the usefulness of the measures for comparison with other companies.

Use of Non-GAAP Financial Measures with Respect to Annual EBIT, Annual FCF, and FCF Percentage

We use Adjusted EBIT (as set forth below) to calculate Annual EBIT under the ACI. We use Adjusted Free Cash Flow to calculate Annual FCF under the ACI. We use Free Cash Flow to calculate FCF Percentage under the PB-FCF (cumulative Free Cash Flow over the performance period divided by cumulative GAAP revenue over the performance period).

Adjusted EPS and Reconciliation

To provide additional transparency, we have disclosed non-GAAP Adjusted EPS. This metric excludes various items that are not considered to be directly related to our operating performance. Management uses Adjusted EPS as a measure of business performance and we believe this information is useful in providing period-to-period comparisons of our results. The most comparable GAAP measure is diluted earnings per share. The table below presents a reconciliation of GAAP earnings per share to non-GAAP Adjusted EPS:

	Fiscal Year Ended December 31,
	2017	2016	2015
Diluted Earnings Per Share ($)	3.01	3.70	5.66
Impact of Airbus Agreement, CEO Retirement, and Debt Refinancing		0.86
Impact of Partial Release of Deferred Tax Asset Valuation Allowance			(1.74)
Impact of U.S. Tax Reform	2.10
Impact of MOU with Boeing	0.24
Adjusted Diluted Earnings Per Share ($)	5.35	4.56	3.92
Diluted Shares (millions)	117.9	127.0	139.4

SPIRIT AEROSYSTEMS - 2018 Proxy Statement    73

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Cash Flow Measures and Reconciliation: Free Cash Flow and Adjusted Free Cash Flow

Free Cash Flow

Free Cash Flow is defined as GAAP cash from operating activities, less capital expenditures for property, plant, and equipment. Management believes Free Cash Flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free Cash Flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures. Management uses Free Cash Flow as a measure to assess both business performance and overall liquidity.

Adjusted Free Cash Flow

Management considers certain items that arise from time to time to be outside the ordinary course of our operations. Management believes that excluding these items provides a better understanding of the underlying trends in the Company’s operating performance and allows more accurate comparisons of the Company’s operating results to historical performance. Accordingly, Adjusted Free Cash Flow is defined as Free Cash Flow less these special items. The most comparable GAAP measure is cash provided by operating activities. The tables below provide reconciliations between the GAAP and non-GAAP measures.

Reconciliation

The table below presents a reconciliation of Free Cash Flow and Adjusted Free Cash Flow to cash from operations for each of the periods presented.

	Fiscal Year Ended December 31,
	2017	2016	2015
	($ in millions)
Cash from Operations	574	717	1,290
Capital Expenditures	(273)	(254)	(360)
Free Cash Flow (Used for FCF Percentage)	301	463	930
Cash (Received)/Returned under 787 Interim Pricing Agreement	236	(43)	(192)
Adjusted Free Cash Flow (Annual FCF)	537	420	738

Adjusted EBIT and Reconciliation

As presented in this Proxy Statement, Adjusted EBIT is defined as earnings before interest and taxes as adjusted to exclude certain non-operating and/or non-recurring items which the Company believes are not reflective of operating performance. The table below presents a reconciliation of Adjusted EBIT to net income (loss) for each of the periods presented.

	Fiscal Year Ended December 31,
	2017	2016	2015
	($ in millions)
Net Income	354.9	469.7	788.7
Interest expense, net	41.7	53.7	50.6
Income tax provision	180.0	192.1	20.6
Equity in net (income) loss of non-wholly owned affiliates	(0.3)	(1.3)	(1.2)
Interest income	(6.4)
EBIT	569.9	714.2	858.7
Impact from severe weather event		12.1
Other(1)	346.0	176.3	37.1
Adjusted EBIT (Annual EBIT)	915.9	902.6	895.8
(1)

Includes adjustments to reflect customer settlements, amounts paid to our former CEO upon his retirement, and other non-recurring items.

SPIRIT AEROSYSTEMS - 2018 Proxy Statement    74

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Spirit AeroSystems designs and builds aerostructures for commercial and defense customers. With headquarters in Wichita, Kansas, Spirit operates sites in the U.S., U.K., France and Malaysia. The company's core products include fuselages, pylons, nacelles and wing components for the world's premier aircraft.

Spirit AeroSystems focuses on innovative composite and aluminum manufacturing solutions to support customers around the globe. More information is available at **SpiritAero.com.**

Spirit AeroSystems Holdings, Inc. · 3801 South Oliver · Wichita, Kansas 67210

SPIRIT AEROSYSTEMS®

WHERE**FLIGHT**BEGINS™

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SPIRIT AEROSYSTEMS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 24, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

The Board of Directors recommends a vote FOR the listed nominees in Proposal 1:

1. Election of Directors:

Nominees:	For	Against	Abstain
1a. Charles Chadwell	☐	☐	☐
1b. Irene M. Esteves	☐	☐	☐
1c. Paul Fulchino	☐	☐	☐
1d. Thomas C. Gentile, III	☐	☐	☐
1e. Richard Gephardt	☐	☐	☐
1f. Robert Johnson	☐	☐	☐
1g. Ronald T. Kadish	☐	☐	☐
1h. John Plueger	☐	☐	☐
1i. Laura Wright	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2:	For	Against	Abstain
2. Approve on an advisory basis the compensation of the Company's named executive officers.	☐	☐	☐
The Board of Directors recommends a vote FOR Proposal 3:			
3. Ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm.	☐	☐	☐
The Board of Directors recommends a vote FOR Proposal 4:			
4. Approve the Board's proposal to lower the threshold of stockholders required to call a special meeting to 25%.	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposal 5:			
5. Vote AGAINST the stockholder proposal to lower the threshold of stockholders required to call a special meeting to 10%.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

NOTE: Please sign exactly as name appears on your account. If the shares are registered in the names of two or more persons, each should sign. If acting as attorney, executor, trustee, or in another representative capacity, sign name and provide full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Please keep this ticket to be admitted to the annual meeting

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Time:
11:30 a.m. Eastern Time on Wednesday, April 25, 2018

Place:
Fairmont Washington, D.C.
Dumbarton Room
2401 M Street NW
Washington, D.C. 20037

Who May Vote:
You may vote if you were a stockholder of record at the close of business on February 26, 2018.

Important Notice Regarding the Internet Availability of Proxy Materials for Spirit AeroSystems Holdings, Inc.'s 2018 Annual Meeting of Stockholders.
The Notice and Proxy Statement and the 2017 Annual Report are available at: www.proxyvote.com

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

E37700-P01732

SPIRIT AEROSYSTEMS

Proxy — Spirit AeroSystems Holdings, Inc.

PROXY / VOTING INSTRUCTIONS SOLICITED BY THE BOARD OF DIRECTORS OF SPIRIT AEROSYSTEMS HOLDINGS, INC. 2018 ANNUAL MEETING OF STOCKHOLDERS — APRIL 25, 2018

Each signatory on the reverse side hereby appoints Stacy Cozad and Robert Johnson, and each of them, with the power of substitution, as proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of Spirit AeroSystems Holdings, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, April 25, 2018 (the "Meeting"), and at any adjournment thereof, with respect to all of the proposals indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the Meeting, in accordance with and as described in the Notice and Proxy Statement for the Meeting.

This proxy, when properly executed, will be voted as directed or, if no such direction is given, will be voted FOR Proposals 1, 2, 3 and 4, and AGAINST Proposal 5.

IMPORTANT: PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE.